Exhibit 10.1

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of January 31, 2012 (the “Effective Date”) among (i) TRANZYME, INC., a Delaware corporation (“Tranzyme”), (ii) TRANZYME PHARMA INC., a Canadian corporation (“Tranzyme-Canada”) (Tranzyme and Tranzyme-Canada are referred to herein individually and collectively, jointly and severally, solidarily, as “Borrower”), (iii) HORIZON TECHNOLOGY FINANCE CORPORATION, a Delaware corporation, as successor-in-interest to COMPASS HORIZON FUNDING COMPANY LLC, a Delaware limited liability company, as a Lender (“Horizon”), (iv) OXFORD FINANCE LLC, a Delaware limited liability company (as successor in interest to Oxford Finance Corporation, a Delaware Corporation) (“Oxford”), as a Lender (Horizon, Oxford and each of the other “Lenders” from time to time a party hereto are referred to herein collectively as the “Lenders” and each individually as a “Lender”); and (v) Oxford , in its capacity as agent for the Lenders (in such capacity, “Collateral Agent”), provides the terms on which the Lenders shall lend to Borrower and Borrower shall repay the Lenders.  This Agreement amends and restates the terms of that certain Loan and Security Agreement (the “Prior Loan Agreement”) among Borrower, Lenders and Collateral Agent dated as of September 30, 2010 (the “2010 Effective Date”), in its entirety.

The parties agree as follows:

1              ACCOUNTING AND OTHER TERMS

1.1          Accounting terms not defined in this Agreement shall be construed following GAAP.  Calculations and determinations must be made following GAAP.  Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13.  All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

1.2          Designation of Agent.  Each Borrower hereby designates Tranzyme as the agent of that Borrower to discharge the duties and responsibilities as provided herein.

1.3          Operation of Borrowing.  Except as otherwise provided in this Section, loans and advances hereunder shall be requested solely by Tranzyme as agent for each Borrower.  Each Borrower shall be directly indebted to the Lenders for each advance distributed to Tranzyme, together with all accrued interest thereon, as if that amount had been advanced directly by the Lenders to such Borrower.   Collateral Agent and the Lenders shall have no responsibility to inquire as to the distribution of loans and advances made by the Lenders through Tranzyme as described herein.

1.4          Continuation of Authority of Agent.  The authority of Tranzyme to request loans on behalf of, and to bind, Borrower, shall continue unless and until Collateral Agent and the Lenders actually receive written notice of the termination of such authority.

2              LOANS AND TERMS OF PAYMENT

2.1          Promise to Pay.  Borrower hereby unconditionally promises to pay each Lender, the outstanding principal amount of all Term Loans advanced to Borrower by such Lender and accrued and unpaid interest thereon and any other amounts due hereunder as and when due in accordance with this Agreement.

2.2          Term Loans.

(a)         Availability.  Subject to the terms and conditions of this Agreement, (i) on the 2010 Effective Date Oxford made a term loan to Borrower in the original principal amount of Eight Million Dollars ($8,000,000) (the “2010 Oxford Term Loan”), (ii) on the 2010 Effective Date Horizon made a term loan to Borrower in the original principal amount of Five Million Dollars ($5,000,000) (the “2010 Horizon Term Loan”, and together with the 2010 Oxford Term Loan, the “2010 Term Loans”), (iii) Oxford agrees that on the Effective Date, Oxford shall make an additional term loan to Borrower in the aggregate amount of Five Million Seven Hundred Thirty Three Thousand

Five Hundred Two Dollars and Thirty Eight Cents ($5,733,502.38) (the “2012 Oxford Term Loan”), and (iv) Horizon agrees that on the Effective Date, Horizon shall make an additional term loan to Borrower in the aggregate amount of Seven Million Seven Hundred Dollars ($7,700,000) (the “2012 Horizon Term Loan”, and together with the 2012 Oxford Term Loan, the “2012 Term Loans”). On the Effective Date, a portion of the proceeds of the 2012 Horizon Term Loan will be used to repay the 2010 Horizon Term Loan in full. Upon and after the funding of the 2012 Term Loans and the repayment in full of the 2010 Horizon Term Loan on the Effective Date, each of the 2010 Oxford Term Loan and the 2012 Term Loans shall be referred to herein singly as a “Term Loan”, and the 2010 Oxford Term Loan and the 2012 Term Loans shall be referred to herein collectively as the “Term Loans” (provided, however, that the term “Term Loan” as used in the 2010 Oxford Note (as hereinafter defined) shall refer solely to the 2010 Oxford Term Loan).  Each Lender’s aggregate Term Loan Commitment is as set forth on Schedule 1.1 hereto. After repayment, no Term Loan may be re-borrowed.

(b)         Repayment.  Borrower shall make monthly payments of interest only commencing on the first (1st) Payment Date following the Funding Date of the Term Loans, and continuing on the Payment Date of each successive month thereafter through and including February 1, 2013.  Commencing on the Amortization Date, and continuing on the Payment Date of each month thereafter, Borrower shall make consecutive equal monthly payments of principal and interest, in arrears, to each Lender as set forth on the Amortization Schedule attached hereto as Exhibit E as calculated by the Collateral Agent based upon: (i) the amount of such Lender’s Term Loans, (ii) the effective rate of interest, as determined in Section 2.3(a), and (iii) a repayment schedule equal to thirty (30) months.   All unpaid principal and accrued interest with respect to the Term Loans is due and payable in full on the Maturity Date.  The Term Loans may only be prepaid in accordance with Sections 2.2(c) and 2.2(d).

(c)         Mandatory Prepayments.   If the Term Loans are accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Lenders, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of: (i) all outstanding principal of the Term Loans plus accrued interest thereon, (ii) the Prepayment Fee, (iii) the Final Payment, plus (iv) all other sums, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.  Notwithstanding (but without duplication with) the foregoing, on the Maturity Date, if the Final Payment had not previously been paid in full in connection with the prepayment of the Term Loans in full, Borrower shall pay to each Lender its respective Pro Rata Share of the Final Payment in respect of the Term Loans.

(d)         Permitted Prepayment of Loans.   Borrower shall have the option to prepay all, but not less than all, of the Term Loans advanced by Lenders under this Agreement, provided Borrower (i) provides written notice to Collateral Agent of its election to prepay the Term Loans at least fifteen (15) days prior to such prepayment, and (ii) pays to Lenders on the date of such prepayment, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of (A) all outstanding principal of the Term Loans plus accrued interest thereon, (B) the Prepayment Fee, (C) the Final Payment, plus (D) all other sums, that shall have become due and payable, including Lenders’ Expenses, if any, and interest at the Default Rate with respect to any past due amounts.

2.3          Payment of Interest on the Credit Extensions.

(a)         Interest Rate.  Subject to Section 2.2(b), the principal amount outstanding under the Term Loans shall accrue interest at a fixed per annum rate equal to the Basic Rate, determined by Collateral Agent on the Funding Date of the Term Loans, which interest shall be payable monthly, in arrears, in accordance with Section 2.2(b).  Interest shall accrue on each Term Loan commencing on, and including, the date on which the Term Loan is made.

(b)         Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is five percentage points above the rate that is otherwise applicable thereto (the “Default Rate”).  Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Collateral Agent.

(c)         360-Day Year.  Interest shall be computed on the basis of a three hundred sixty (360) day year consisting of twelve (12) months of thirty (30) days. For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Loan Documents (and stated herein or therein, as applicable, to be computed on the basis of a 360 day year or any other period of time less than a calendar year) are equivalent to the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 360 or such other period of time, respectively.

(d)         Debit of Accounts.  Collateral Agent and each Lender may debit (or ACH) any deposit accounts, maintained by Borrower, including the Designated Deposit Account, for principal and interest payments or any other amounts Borrower owes the Lenders under the Loan Documents when due.  These debits (or ACH activity) shall not constitute a set-off.

(e)         Payments.  Unless otherwise provided, interest is payable monthly on the Payment Date of each month.  Payments of principal and/or interest received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day.  When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue.

2.4          Secured Promissory Notes.  Each Term Loan shall be evidenced by a Secured Promissory Note substantially in the form attached as Exhibit D hereto (each a “Secured Promissory Note”), and shall be repayable as set forth herein.  On the Funding Date of the 2010 Term Loans, Borrower delivered (i) to Horizon a Secured Promissory Note dated as of the 2010 Effective Date in the original principal amount of $5,000,000 evidencing all of the 2010 Term Loans held by Horizon (the “2010 Horizon Note”) and (ii) to Oxford a Secured Promissory Note dated as of the 2010 Effective Date in the original principal amount of $8,000,000 evidencing all of the 2010 Term Loans held by Oxford (the “2010 Oxford Note”). On the Effective Date, the outstanding principal amount of the 2010 Horizon Note is $4,104,061.01 and the outstanding principal amount of the 2010 Oxford Note is $6,566,497.62.  On the Funding Date of the 2012 Term Loans, Borrower shall deliver (i) to Horizon a Secured Promissory Note in the original principal amount of $7,700,000 evidencing the Term Loans held by Horizon (after giving effect to the repayment in full of the 2010 Horizon Term Loan) (the “2012 Horizon Note”), and (ii) to Oxford two (2) Secured Promissory Notes dated as of the Effective Date evidencing the 2012 Term Loans held by Oxford, one in the original principal amount of $3,500,000 and the other in the original principal amount of $2,233,502.38 (the “2012 Oxford Notes”) (it being understood that the 2010 Oxford Note shall remain outstanding and in full force and effect). On or prior to the Funding Date of the 2012 Term Loans, Horizon shall deliver the 2010 Horizon Note to Borrower for cancellation upon the delivery of the 2012 Horizon Note.  Borrower irrevocably authorizes each Lender to make or cause to be made, on or about the Funding Date of any Term Loan or at the time of receipt of any payment of principal on such Lender’s Secured Promissory Notes, an appropriate notation on such Lender’s Secured Promissory Note Record reflecting the making of such Term Loan or (as the case may be) the receipt of such payment.  The outstanding amount of each Term Loan set forth on such Lender’s Secured Promissory Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender’s Secured Promissory Note Record shall not limit or otherwise affect the obligations of Borrower hereunder or under any Secured Promissory Note to make payments of principal of or interest on any Secured Promissory Note when due.  Upon receipt of an affidavit of an officer of a Lender as to the loss, theft, destruction, or mutilation of its Secured Promissory Note, Borrower shall issue, in lieu thereof, a replacement Secured Promissory Note in the same principal amount thereof and of like tenor.

2.5          Fees.  Borrower shall pay to Collateral Agent:

(a)         Facility Fee.  On the 2010 Effective Date Borrower paid to the Lenders a fully earned, non-refundable facility fee of $97,500.  In connection with the Lenders making the 2012 Term Loans, Borrower shall pay to the Lenders an additional fully earned, non-refundable facility fee of One Hundred Fifty Thousand Dollars ($150,000.00), to be shared between the Lenders pursuant to their respective Pro Rata Shares, which additional facility fee shall be due and payable on the Effective Date;

(b)         Prepayment Fee.  The Prepayment Fee, when due hereunder, to be shared between the Lenders in accordance with their respective Pro Rata Shares (provided no Prepayment Fee shall be due and payable in connection with the repayment in full of the 2010 Horizon Term Loan with the proceeds of the 2012 Horizon Term Loans);

(c)         Accrued Final Payment.  On the Effective Date, the Accrued Final Payment, of which $164,201.34 shall be paid to Oxford and $122,202.03 shall be paid to Horizon;

(d)         Final Payment.  The Final Payment, when due hereunder, to be shared between the Lenders in accordance with their respective Pro Rata Shares;

(e)         Late Payment Fee.  A late payment fee equal to five percent (5.00%) of any payment not paid when due, to be shared between the Lenders in accordance with their respective Pro Rata Shares; and

(f)          Lenders’ Expenses.  All Lenders’ Expenses (including reasonable attorneys’ fees and expenses, plus expenses, for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due.

2.6          Withholding.  Payments received by Lenders from Borrower hereunder will be made free and clear of any withholding taxes.  Specifically, however, if at any time any governmental authority, applicable law, regulation or international agreement requires Borrower to make any such withholding or deduction from any such payment or other sum payable hereunder to Lenders, Borrower hereby covenants and agrees that the amount due from Borrower with respect to such payment or other sum payable hereunder will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction, each Lender receives a net sum equal to the sum which it would have received had no withholding or deduction been required and Borrower shall pay the full amount withheld or deducted to the relevant governmental authority.  Borrower will, upon request, furnish Lenders with proof reasonably satisfactory to Lenders indicating that Borrower has made such withholding payment provided, however, that Borrower need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings and as to which payment in full is bonded or reserved against by Borrower.  The agreements and obligations of Borrower contained in this Section shall survive the termination of this Agreement.

3              CONDITIONS OF LOANS

3.1          Conditions Precedent to Initial Credit Extension.  Each Lender’s obligation to make the 2012 Term Loans is subject to the condition precedent that Collateral Agent shall consent to or shall have received, in form and substance satisfactory to Lenders, such documents, and completion of such other matters, as Lenders may reasonably deem necessary or appropriate, including, without limitation:

(a)         duly executed original signatures to the Loan Documents, including the Warrants, to which Borrower is a party;

(b)         duly executed original signatures to a Control Agreement with SVB with respect to the Designated Deposit Account and any other account(s) maintained by Borrower at SVB;

(c)         duly executed original signatures to a Control Agreement with Royal Bank of Canada with respect to any account(s) maintained by Borrower at Royal Bank of Canada;

(d)         duly executed original Secured Promissory Notes in favor of each Lender in accordance with Section 2.4 hereof;

(e)         Operating Documents of Tranzyme certified by the Secretary of State of the State of Delaware and (i) a good standing certificate certified by the Secretary of State of the State of Delaware and (ii) a certificate of authorization issued by the Secretary of State of the State of North Carolina, each as of a date no earlier than thirty (30) days prior to the Effective Date;

(f)          Operating Documents of Tranzyme-Canada and (i) a certificate of compliance of in respect of Tranzyme-Canada certified by Industry Canada as of a date no earlier than thirty (30) days prior to the Effective Date and (ii) a certificate of attestation issued by the Registraire des Entreprises for the Province of Quebec in respect of Tranzyme-Canada;

(g)         duly executed original signatures to the completed Borrowing Resolutions for Borrower;

(h)         Collateral Agent shall have received certified copies, dated as of a recent date, of financing statement searches, as Collateral Agent shall request, accompanied by written evidence (including any Code or PPSA termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;

(i)          landlord’s consent executed in favor of Collateral Agent, for the ratable benefit of the Lenders, in respect of Borrower’s facilities located in Durham, North Carolina and Sherbrooke, Quebec;

(j)          the Annual Projections for the current calendar year;

(k)         [Reserved];

(l)          evidence satisfactory to Collateral Agent that the insurance policies required by Section 6.5 hereof are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements in favor of Collateral Agent, for the ratable benefit of the Lenders; and

(m)        payment of the fees and Lenders’ Expenses then due as specified in Section 2.5 hereof.

3.2          Conditions Precedent to all Credit Extensions.  The obligation of each Lender to make each Credit Extension, including the initial Credit Extension, is subject to the following:

(a)         timely receipt of an executed Disbursement Letter in the form of Exhibit B attached hereto;

(b)         the representations and warranties in Section 5 shall be true, accurate and complete in all material respects on the date of the Disbursement Letter and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension.  Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in Section 5 remain true, accurate and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(c)         in such Lender’s reasonable discretion, there has not been any material impairment in the general affairs, management, results of operation, financial condition or the prospect of repayment of the Obligations, nor has there been any material adverse deviation by Borrower from the most recent Annual Projections of Borrower presented to and accepted by Lenders; and

(d)         payment of the fees and Lenders’ Expenses then due as specified in Section 2.5 hereof.

3.3          Covenant to Deliver. Borrower agrees to deliver to Collateral Agent each item required to be delivered to Collateral Agent under this Agreement as a condition to any Credit Extension.  Borrower expressly agrees that a Credit Extension made prior to the receipt by Collateral Agent of any such item shall not constitute a waiver by Lenders of Borrower’s obligation to deliver such item, and any such Credit Extension in the absence of a required item shall be made in Lenders’ sole discretion.

3.4          Procedures for Borrowing.  Subject to the prior satisfaction of all other applicable conditions to the making of a Term Loan set forth in this Agreement, to obtain a Term Loan, Borrower shall notify Lenders (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 noon Eastern time five (5) Business Days prior to the date the Term Loan is to be made.  Together with any such electronic or facsimile notification, Borrower shall deliver to Lenders by electronic mail or facsimile a completed Disbursement Letter executed by a Responsible Officer or his or her designee.  Lenders may rely on any telephone notice given by a person whom Lenders believe is a Responsible Officer or designee.  On the Funding Date, each Lender shall credit and/or transfer (as applicable) to Borrower’s Designated Deposit Account, the amount specified in the Disbursement Letter relating to such Funding Date.

4              CREATION OF SECURITY INTEREST

4.1          Grant of Security Interest.  Borrower hereby grants Collateral Agent, for the ratable benefit of the Lenders, and to each Lender, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Collateral Agent, for the ratable benefit of the Lenders, and to each Lender, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.  Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral.  If Borrower shall acquire a commercial tort claim (as defined in the Code), Borrower shall promptly notify Collateral Agent in a writing signed by Borrower of the general details thereof  (and further details as may be required by Collateral Agent) and grant to Collateral Agent, for the ratable benefit of the Lenders, and to each  Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Collateral Agent.

If this Agreement is terminated, Collateral Agent’s and each Lender’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash.  Upon payment in full in cash of the Obligations and at such time as the Lenders’ obligation to make Credit Extensions has terminated, Collateral Agent, and if appropriate, each Lender shall, at Borrower’s sole cost and expense, release its Liens in the Collateral and all rights therein shall revert to Borrower.

4.2          Authorization to File Financing Statements.  Borrower hereby authorizes Collateral Agent and Lenders to file financing statements or take any other action required to perfect Collateral Agent’s and Lenders’ security interests in the Collateral, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Collateral Agent’s and each Lender’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Collateral Agent and Lenders under the Code.  Such financing statements may indicate the Collateral as “all assets of Debtor other than Debtor’s intellectual property” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Collateral Agent’s and Lenders’ discretion.

5              REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Collateral Agent and the Lenders as follows:

5.1          Due Organization, Authorization: Power and Authority.  Borrower and each of its Subsidiaries, if any, are duly existing and in good standing, as Registered Organizations in their respective jurisdictions of formation and are qualified and licensed to do business and are in good standing in any jurisdiction in which the conduct of their business or their ownership of property requires that they be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business.  In connection with this Agreement, Borrower has delivered to Collateral Agent a completed perfection certificate signed by Borrower (the “Perfection Certificate”).  Borrower represents and warrants that (a) Borrower’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth Borrower’s organizational identification number or accurately states that Borrower has none; (d) the Perfection Certificate accurately sets forth Borrower’s place of business, or, if more than one, its chief executive office as well as Borrower’s mailing address (if different than its chief executive office); (e) Borrower (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction of formation; and (f) all other information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is accurate and complete (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate after the Effective Date to the extent permitted by one or more specific provisions in this Agreement).  If Borrower is not now a Registered Organization but later becomes one, Borrower shall promptly notify Collateral Agent of such occurrence and provide Collateral Agent with Borrower’s organizational identification number.

The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect) or are being obtained pursuant to Section 6.1(b), or (v) constitute an event of default under any material agreement by which Borrower is bound.  Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Borrower’s business.

5.2          Collateral.  Borrower has good title to, has rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens.  Borrower has no Deposit Accounts, Securities Accounts, Commodity Accounts or other investment accounts other than the Collateral Accounts with SVB and Royal Bank of Canada or the other investment accounts, if any, described in the Perfection Certificate delivered to Collateral Agent in connection herewith in respect of which Borrower has given Collateral Agent notice and taken such actions as are necessary to give Collateral Agent a perfected security interest therein.

The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate.  None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate or as permitted pursuant to Section 7.2.  In the event that Borrower, after the date hereof, intends to store or otherwise deliver any portion of the Collateral to a bailee, then Borrower will first receive the written consent of Collateral Agent and such bailee must execute and deliver a bailee agreement in form and substance satisfactory to Collateral Agent.

All Inventory is in all material respects of good and marketable quality, free from material defects.

Borrower is the sole owner of its intellectual property, except for licenses granted by Borrower in connection with joint ventures and corporate collaborations in the ordinary course of business.  Each issued patent is valid and enforceable, and no part of the intellectual property has been judged invalid or unenforceable, in whole or in part, and to Borrower’s knowledge, no claim has been made that any part of the intellectual property violates the rights of any third party except to the extent such claim could not reasonably be expected to have a material adverse effect on Borrower’s business.  Except as noted on the Perfection Certificate, Borrower is not a party to, nor is it bound by, any material license or other agreement with respect to which Borrower is a licensee that (a) prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with Collateral Agent’s and Lenders’ right to sell any Collateral.  Borrower shall provide written notice to Collateral Agent and Lenders within ten (10) days of entering into or becoming bound by any such license or agreement (other than over-the-counter software that is commercially available to the public).  Borrower shall take such steps as Collateral Agent requests to obtain the consent of, or waiver by, any Person whose consent or waiver is necessary for (x) all such licenses or agreements to be deemed “Collateral” and for Collateral Agent and each Lender to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or, whether now existing or entered into in the future, and (y) Collateral Agent shall have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Collateral Agent’s rights and remedies under this Agreement and the other Loan Documents.

5.3          Litigation.  There are no actions or proceedings pending or, to the knowledge of the Responsible Officers, threatened in writing by or against Borrower or any of its Subsidiaries involving more than One Hundred Thousand Dollars ($100,000.00).

5.4          No Material Deterioration in Financial Condition; Financial Statements.  All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Lenders fairly present, in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations.  There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Lenders.

5.5          Solvency.  Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.6          Regulatory Compliance.  Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended.  Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors).  Borrower has complied in all material respects with the Federal Fair Labor Standards Act.  Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005.  Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to have a material adverse effect on its business.  None of Borrower’s or any of its Subsidiaries’ properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally.  Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.

Borrower is not, nor is any of Borrower’s Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement (i) in violation of any Anti-Terrorism Law, (ii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) is a Blocked Person.  Borrower is not, nor to the knowledge of Borrower, is any of Borrower’s Affiliates or agents, acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law.

5.7          Subsidiaries; Investments.  Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.8          Tax Returns and Payments; Pension Contributions.  Borrower has timely filed all required tax returns and reports, and Borrower and its Subsidiaries have timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower.  To Borrower’s knowledge there are not any claims or adjustments proposed for any of Borrower’s prior tax years which could result in additional taxes becoming due and payable by Borrower.  Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

5.9          Use of Proceeds.  Borrower shall use the proceeds of the Credit Extensions solely as working capital and to fund its general business requirements and not for personal, family, household or agricultural purposes.

5.10        Full Disclosure.  No written representation, warranty or other statement of Borrower in any certificate or written statement given to Collateral Agent or any Lender, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Collateral Agent or any Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

Lenders hereby represent and warrant to Borrower as follows:

5.11        Inter-creditor Agreement.  That certain Inter-creditor Agreement by and between the Lenders dated as of the Effective Date is in full force and effect as of the date hereof and the execution, delivery, and performance by Lenders of the Loan Documents do not conflict with such Inter-creditor Agreement.

6              AFFIRMATIVE COVENANTS

Borrower shall, and shall cause each of its Subsidiaries to, do all of the following:

6.1          Government Compliance.

(a)         Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a material adverse effect on Borrower’s business or operations.  Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, the noncompliance with which could reasonably be expected to have a material adverse effect on Borrower’s business.

(b)         Obtain and keep in full force and effect, all of the Governmental Approvals necessary for the performance by Borrower of its obligations under the Loan Documents to which it is a party and the grant of a security interest to Collateral Agent for the ratable benefit of the Lenders, in all of the Collateral.  Borrower shall promptly provide copies of any such obtained Governmental Approvals to Collateral Agent.

6.2          Financial Statements, Reports, Certificates.

(a)         Deliver to Lenders: (i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated and consolidating balance sheet, income statement and cash flow statement covering Borrower’s consolidated operations for such month certified by a Responsible Officer and in a form acceptable to Collateral Agent; (ii) as soon as available, but no later than one hundred eighty (180) days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion (other than with a “going concern” qualification relating to the need for future additional equity or debt financing) on the financial statements from an independent certified public accounting firm acceptable to Collateral Agent in its reasonable discretion (it being understood that Ernst & Young LLP, Borrower’s certified public accounting firm on and as of the Effective Date is acceptable to Collateral Agent); (iii) as soon as available, but no later than seven (7) days after delivery thereof to Borrower’s Board of Directors, and in any event no later than ten (10) days after the last day of each of Borrower’s fiscal years, Borrower’s financial projections for the entire current fiscal year, which such annual projections shall be set forth in a month-by-month format (such annual financial projections as originally delivered to Collateral Agent and the Lenders are referred to herein as the “Annual Projections”; provided that, any revisions of the Annual Projections shall be delivered to Collateral Agent and the Lenders concurrently with the delivery thereof to Borrower’s Board of Directors); (iv) within five (5) days of delivery, copies of all statements, reports and notices made available to all of Borrower’s security holders or to any holders of Subordinated Debt; (v) in the event that Borrower becomes subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, within five (5) days of filing, all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission or a link thereto on Borrower’s or another website on the Internet; (vi) a prompt report of any legal actions pending or threatened against Borrower or any of its Subsidiaries that could result in damages or costs to Borrower or any of its Subsidiaries of Two Hundred Thousand Dollars ($200,000) or more; and (vii) such other budgets, sales projections, operating plans and other financial information reasonably requested by Lenders.  Without limiting the foregoing, Borrower shall deliver to Lenders, concurrently with the delivery of any financial statements pursuant to clause (a) above, a copy of the bank and/or investment account statements issued by or otherwise available from each institution at which Borrower or any Subsidiary maintains any Collateral Account.

(b)         Concurrently with the delivery of the financial statements specified in Section 6.2(a)(i) above but no later than thirty (30) days after the last day of each month, deliver to each Lender, a duly completed Compliance Certificate signed by a Responsible Officer.

(c)         Keep proper books of record and account in accordance with GAAP in all material respects, in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities.  Borrower shall allow Collateral Agent or any Lender, during regular business hours upon reasonable prior notice (except while an Event of Default has occurred and is continuing), to visit and inspect any of its properties, to examine and make abstracts or copies from any of its books and records, and to conduct a collateral audit and analysis of its operations and the Collateral.  Such audits shall be conducted no more often than once every year unless (and more frequently if) an Event of Default has occurred and is continuing and shall be at the cost of the Lenders (unless an Event of Default has occurred and is continuing, in which case they shall be conducted at the cost of Borrower).

6.3          Inventory; Returns.  Keep all Inventory in good and marketable condition, free from material defects.  Returns and allowances between Borrower and its Account Debtors shall follow Borrower’s customary practices as they exist at the Effective Date.  Borrower must promptly notify Collateral Agent of all returns, recoveries, disputes and claims that involve more than One Hundred Thousand Dollars ($100,000).

6.4          Taxes; Pensions.  Timely file and require each of its Subsidiaries to timely file, all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely file, all foreign, federal, state, and local taxes, assessments, deposits and contributions owned by Borrower and each of its Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 5.8 hereof, and shall deliver to Lenders, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms. Borrower may defer payment of any contested taxes, provided that Borrower (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Lenders in writing of the commencement of, and any material development in, the proceedings, (c) posts bonds or takes any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien”.

6.5          Insurance.  Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Collateral Agent and Lenders may reasonably request.  Insurance policies shall be in a form, with companies, and in amounts that are satisfactory to Collateral Agent and Lenders.  All property policies shall have a lender’s loss payable endorsement showing Collateral Agent and Horizon as lender loss payees and waive subrogation against Collateral Agent and Horizon, and all liability policies shall show, or have endorsements showing, Collateral Agent and Horizon, as an additional insured.  All policies (or the loss payable and additional insured endorsements) shall provide that the insurer must give Collateral Agent and Horizon at least twenty (20) days notice before canceling, amending, or declining to renew its policy.  At Collateral Agent’s or Horizon’s request, Borrower shall deliver certified copies of policies and evidence of all premium payments.  Proceeds payable under any policy shall, at Collateral Agent’s or Horizon’s option, be payable to Collateral Agent and Horizon on behalf of the Lenders on account of the Obligations.  Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy up to $100,000 with respect to any loss, but not exceeding $250,000, in the aggregate for all losses under all casualty policies in any one year, toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Collateral Agent and Lenders have been granted a first priority security interest, and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Collateral Agent and Horizon, be payable to Collateral Agent, for the ratable benefit of the Lenders, on account of the Obligations.  If Borrower fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and Collateral Agent and Horizon, Collateral Agent or Horizon may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Collateral Agent or Horizon deems prudent.

6.6          Operating Accounts.

(a)           Maintain all of Borrower’s and each Subsidiary’s operating and investment accounts with SVB, other than (i) Borrower’s operating accounts in Canada at Royal Bank of Canada which are subject to a Control Agreement or other appropriate instrument with respect to such accounts to perfect Collateral Agent’s Lien in such accounts in accordance with the terms hereunder and (ii) Tranzyme NSULC’s operating accounts in Canada at Royal Bank of Canada (which accounts shall be subject to a Control Agreement or other appropriate instrument with respect to such accounts to perfect Collateral Agent’s Lien in such accounts to the extent required by Section 7.7 hereof).

(b)           Provide Collateral Agent and Lenders five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Royal Bank of Canada or SVB.  In addition, for each Collateral Account that Borrower or any Subsidiary at any time maintains, Borrower or such Subsidiary shall cause the applicable bank or financial institution (other than Collateral Agent) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Collateral Agent’s and Lenders’ Lien in such Collateral Account in accordance with the terms hereunder, which Control Agreement may not be terminated without prior written consent of Collateral Agent and Lenders.  The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s or such Subsidiary’s employees and identified to Collateral Agent and Lenders by Borrower or such Subsidiary as such.

6.7          Protection of Intellectual Property Rights.  Borrower shall:  (a) protect, defend and maintain the validity and enforceability of the intellectual property material to the conduct of its business; (b) promptly advise Collateral Agent in writing of material infringements of its intellectual property of which Borrower is or becomes, or upon the exercise of reasonable diligence should have become, aware; and (c) not allow any intellectual property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Lenders’ written consent.

6.8          Litigation Cooperation.  From the date hereof and continuing through the termination of this Agreement, make available to Lenders, without expense to Lenders, Borrower and its officers, employees and agents and Borrower’s books and records, to the extent that Lenders may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Collateral Agent or Lenders with respect to any Collateral or relating to Borrower.

6.9          Notices of Litigation and Default.  Borrower will give prompt written notice to Lenders of any litigation or governmental proceedings pending or threatened (in writing) against Borrower , or any of Borrower’s Subsidiaries, which could reasonably be expected to result in damages or costs to Borrower, or any of Borrower’s Subsidiaries, of Five Hundred Thousand Dollars ($500,000) or more or which could reasonably be expected to have a material adverse effect with respect to Borrower. Without limiting or contradicting any other more specific provision of this Agreement, promptly (and in any event within three (3) Business Days) upon Borrower becoming aware of the existence of any Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, Borrower shall give written notice to Lenders of such occurrence, which such notice shall include a reasonably detailed description of such Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

6.10        Creation/Acquisition of Subsidiaries.  In the event Borrower or any Subsidiary creates or acquires any Subsidiary, Borrower and such Subsidiary shall promptly notify Lenders of the creation or acquisition of such new Subsidiary and take all such action as may be reasonably required by Lenders to cause each such Subsidiary to guarantee the Obligations of Borrower under the Loan Documents and grant a continuing pledge and security interest in and to the assets of such Subsidiary (substantially as described on Exhibit A hereto); and Borrower shall grant and pledge to Collateral Agent, for the ratable benefit of Lenders, and Lenders a perfected security interest in the stock, units or other evidence of ownership of each; provided, however, that solely in the circumstance in which Borrower or any Subsidiary acquires a Subsidiary that is not an entity organized under the laws of the United States or any territory thereof (a “Foreign Subsidiary”) in an acquisition permitted by Section 7.7 hereof or otherwise approved by the Required Lenders, (i) such Foreign Subsidiary shall not be required to guarantee the Obligations of Borrower under the Loan Documents and grant a continuing pledge and security interest in and to the assets of such Foreign Subsidiary, and (ii) Borrower shall not be required to grant and pledge to

Collateral Agent, for the ratable benefit of Lenders, and Lenders a perfected security interest in more than 65% of the total combined voting power of all classes of stock entitled to vote the shares of capital stock of such Foreign Subsidiary (the “Shares”), if such Foreign Subsidiary providing such guarantee or pledge and security interest or Borrower providing a perfected security interest in more than 65% of the Shares would have adverse tax consequences to Borrower pursuant to Section 956 of the U.S. Internal Revenue Code and the regulations thereunder.

6.11        Further Assurances.  Execute any further instruments and take further action as Lenders or Collateral Agent reasonably request to perfect or continue Collateral Agent’s and Lenders’ Lien in the Collateral or to effect the purposes of this Agreement.  Deliver to Collateral Agent, within five (5) days after the same are sent or received, copies of all correspondence, reports, documents and other filings with any Governmental Authority regarding compliance with or maintenance of Governmental Approvals or Requirements of Law or that could reasonably be expected to have a material effect on any of the Governmental Approvals or otherwise on the operations of Borrower or any of its Subsidiaries; provided, however, that Borrower shall not be required to deliver any correspondence, reports, documents or other filings made by Borrower with the United States Food and Drug Administration or corresponding foreign governmental regulatory organizations in the ordinary course of business.

7              NEGATIVE COVENANTS

Borrower shall not, and shall not permit any of its Subsidiaries to, do any of the following without Lenders’ prior written consent:

7.1          Dispositions.  Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment; (c) in connection with Permitted Liens and Permitted Investments; (d) of non-exclusive licenses for the use of the property, including, without limitation, intellectual property, of Borrower or its Subsidiaries in the ordinary course of business; and (e) the entering into of exclusive licenses for the use of the intellectual property of Borrower or its Subsidiaries in the ordinary course of business in connection with joint ventures and corporate collaborations, provided that any exclusive license of any of Borrower’s material intellectual property shall be approved by Borrower’s Boards of Directors and subject to a license agreement entered into in an arm’s-length transaction. Notwithstanding the foregoing, Borrower shall be entitled to transfer assets from its Sherbrooke, Quebec facility to a facility at or near its Durham, North Carolina facility (provided that the landlord and/or bailee for each such location shall have provided a landlord or bailee agreement in favor of Collateral Agent in accordance with Section 5.2).

7.2          Changes in Business, Management, Ownership, or Business Locations.  (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve; or (c) (i) have a change in management such that if a Key Person resigns, is terminated, or is no longer actively involved in the management of Borrower in his current position unless either (A) a replacement officer approved by Borrower’s Boards of Directors has been engaged within ninety (90) days after such Key Person’s departure from Borrower (with notice of such engagement provided to Lenders) or (B) within ninety (90) days after such Key Person’s departure from Borrower, Borrower has delivered to Lenders a copy of a plan approved by Borrower’s Boards of Directors outlining a course of action with respect to the replacement of such Key Person; (ii) enter into any transaction or series of related transactions in which the stockholders of Borrower who were not stockholders immediately prior to the first such transaction own more than 50% of the voting stock of Borrower immediately after giving effect to such transaction or related series of such transactions (other than by the sale of Borrower’s equity securities in a public offering or to institutional investors so long as Borrower identifies to Lenders the institutional investors prior to the closing of the transaction), unless all Obligations (including any applicable Prepayment Fee and the Final Payment) are repaid in full by Borrower in accordance with Section 2.2(d) hereof prior to or substantially contemporaneously with closing of such transaction and this Agreement is terminated (other than those provisions which by their terms survive the termination of this Agreement).  Borrower shall not, without at least thirty (30) days prior written notice to Lenders: (1) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Ten Thousand Dollars ($10,000) in Borrower’s assets or property), (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization.

7.3          Mergers or Acquisitions.  Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, unless all Obligations are repaid in full (including any applicable Prepayment Fee and the Final Payment) by Borrower in accordance with Section 2.2(d) hereof prior to or substantially contemporaneously with closing of such transaction and this Agreement is terminated (other than those provisions which by their terms survive the termination of this Agreement). A Subsidiary may merge or consolidate into another Subsidiary (provided such surviving Subsidiary is a “Borrower” or has provided a secured guaranty hereunder) or into Borrower provided Borrower is the surviving legal entity, and as long as no Event of Default is occurring prior thereto or arises as a result therefrom.

7.4          Indebtedness.  Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5          Encumbrance.  Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Collateral Agent and Lenders) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s intellectual property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens” herein.

7.6                               Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.6(b) hereof.

7.7          Distributions; Investments.

(a)         Pay any dividends (other than dividends payable solely in common stock) or make any distribution or payment or redeem, retire or purchase any capital stock (other than repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements or similar plans), or

(b)         directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so; provided, that

(i)            Tranzyme may make direct Investments in Tranzyme-Canada to fund the operating expenses of Tranzyme-Canada;

(ii)           Tranzyme-Canada may make distributions to Tranzyme to fund the operating expenses of Tranzyme;

(iii)          Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or in exchange thereof; or

(c)           make any dividends, transfers or other distributions from Tranzyme-Canada to Tranzyme NSULC, or permit Tranzyme-Canada to redeem any of the capital stock of Tranzyme-Canada held by Tranzyme NSULC, unless as soon as practicable (and in any event within two (2) Business Days) after receipt by Tranzyme NSULC of any such dividends, transfer or redemption proceeds, or other distributions in respect of such capital stock of Tranzyme-Canada, Tranzyme NSULC shall declare and pay to Tranzyme a dividend or distribution in an amount equal to 100% of the dividend, redemption proceeds, or other distribution received by Tranzyme NSULC from Tranzyme-Canada.

7.8          Transactions with Affiliates.  Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.

7.9          Subordinated Debt.  (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to the Lenders.

7.10        Compliance.  Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

7.11        Compliance with Anti-Terrorism Laws.  Collateral Agent hereby notifies Borrower that pursuant to the requirements of Anti-Terrorism Laws, and Collateral Agent’s policies and practices, Collateral Agent is required to obtain, verify and record certain information and documentation that identifies Borrower and their principals, which information includes the name and address of Borrower and their principals and such other information that will allow Collateral Agent to identify such party in accordance with Anti-Terrorism Laws.  Borrower shall not, nor shall Borrower permit any Subsidiary or Affiliate to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists.  Borrower shall immediately notify Collateral Agent if Borrower has knowledge that Borrower, or any Subsidiary or Affiliate of Borrower, is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering.  Borrower shall not, nor shall Borrower permit any Subsidiary or Affiliate to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.

8              EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1          Payment Default.  Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day grace period shall not apply to payments due on the Maturity Date or the date of acceleration pursuant to Section 9.1 (a) hereof).  During the cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2          Covenant Default.

(a)         Borrower fails or neglects to perform any obligation in Sections 6.2, 6.4, 6.5, 6.6, 6.7, 6.10, or 6.11 or violates any covenant in Section 7; or

(b)         Borrower, or any of Borrower’s Subsidiaries, fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof;

provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period).  Grace periods provided under this Section shall not apply, among other things, to financial covenants or any other covenants set forth in subsection (a) above;

8.3          Material Adverse Change.  A Material Adverse Change occurs;

8.4          Attachment; Levy; Restraint on Business.

(a)           (i) The service of process seeking to attach, by trustee or similar process, any funds of Borrower or of any entity under control of Borrower (including a Subsidiary) on deposit with any Lender or any Lender’s Affiliate or any bank or other institution at which Borrower maintains a Collateral Account, or (ii) a notice of lien, levy, or assessment is filed against any of Borrower’s assets by any government agency, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period; and

(a)         (i) any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower from conducting any part of its business;

8.5          Insolvency (a) Borrower is unable to pay its debts (including trade debts) as they become due; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within thirty (30) days (but no Credit Extensions shall be made while any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

8.6          Other Agreements.  There is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000) or that could have a material adverse effect on Borrower’s business.

8.7          Judgments.  One or more judgments, orders, or decrees  for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred Fifty Thousand Dollars ($250,000) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower and shall remain unsatisfied, unvacated, or unstayed for a period of ten (10) days after the entry thereof (provided that no Credit Extensions will be made prior to the satisfaction, vacation, or stay of such judgment, order or decree);

8.8          Misrepresentations.  Borrower or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Collateral Agent and/or Lenders or to induce Collateral Agent and/or Lenders to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;

8.9          Subordinated Debt.  A default or breach occurs (and applicable notice and grace periods have expired, if any) under any agreement between Borrower and any creditor of Borrower that signed a subordination, intercreditor, or other similar agreement with Collateral Agent or Lenders, or any creditor that has signed such an agreement with Collateral Agent or Lenders breaches any terms of such agreement in any material respect; or

8.10        Governmental Approvals.  Any Governmental Approval shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal (i) has, or could reasonably be expected to have, a Material Adverse Change, or (ii) adversely affects the legal qualifications of Borrower or any of its Subsidiaries to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to affect the status of or legal qualifications of Borrower or any of its Subsidiaries to hold any Governmental Approval in any other jurisdiction.

9              RIGHTS AND REMEDIES

9.1          Rights and Remedies.

(a)         Upon the occurrence and during the continuance of an Event of Default, Collateral Agent may, and at the written direction of any Lender shall, without notice or demand, do any or all of the following: (i) deliver notice of the Event of Default to Borrower, (ii) by notice to Borrower declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations shall be immediately due and payable without any action by Collateral Agent or the Lenders) or (iii) by notice to Borrower suspend or terminate the obligations, if any, of the Lenders to advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Collateral Agent and/or the Lenders (but if an Event of Default described in Section 8.5 occurs all obligations, if any, of the Lenders to advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Collateral Agent and/or the Lenders shall be immediately terminated without any action by Collateral Agent or the Lenders).

(b)         Without limiting the rights of the Collateral Agent and the Lenders set forth in Section 9.1(a) above, upon the occurrence and during the continuance of an Event of Default Collateral Agent shall have the right  at the written direction of the Required Lenders, without notice or demand, to do any or all of the following:

(i)            foreclose upon and/or sell or otherwise liquidate, the Collateral;

(ii)           apply to the Obligations any (a) balances and deposits of Borrower that Collateral Agent or any Lender holds or controls, or (b) any amount held or controlled by Collateral Agent or any Lender owing to or for the credit or the account of Borrower; and/or

(iii)          commence and prosecute an Insolvency Proceeding or consent to Borrower commencing any Insolvency Proceeding.

(c)         Without limiting the rights of the Collateral Agent and the Lenders set forth in Sections 9.1(a) and (b) above, upon the occurrence and during the continuance of an Event of Default Collateral Agent shall have the right, without notice or demand, to do any or all of the following:

(i)            settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Collateral Agent and/or Lenders consider advisable, notify any Person owing Borrower money of Collateral Agent’s and Lenders’ security interest in such funds, and verify the amount of such account;

(ii)           make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral.  Borrower shall assemble the Collateral if Collateral Agent requests and make it available as Collateral Agent designates.  Collateral Agent may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Collateral Agent and/or Lenders a license to enter and occupy any of its premises, without charge, to exercise any of Collateral Agent’s and/or Lenders’ rights or remedies;

(iii)          apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Collateral Agent or Lenders owing to or for the credit or the account of Borrower;

(iv)          ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral.  Collateral Agent and Lenders are hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Collateral Agent’s or Lenders’ exercise of their rights under this Section, Borrower’s rights under all licenses and all franchise agreements inure to Collateral Agent for the benefit of the Lenders;

(v)           place a “hold” on any account maintained with Collateral Agent or Lenders and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(vi)          demand and receive possession of Borrower’s Books; and

(vii)         exercise all rights and remedies available to Collateral Agent and Lenders under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

9.2          Power of Attorney.  Borrower hereby irrevocably appoints Collateral Agent as its lawful attorney-in-fact, exercisable only upon the occurrence and during the continuance of an Event of Default, to:  (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Collateral Agent determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Collateral Agent or a third party as the Code or any applicable law permits.  Borrower hereby appoints Collateral Agent as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Collateral Agent’s and Lenders’ security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Collateral Agent and Lenders are under no further obligation to make Credit Extensions hereunder.  Collateral Agent’s foregoing appointment as Borrower’s attorney in fact, and all of Collateral Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid.

9.3          Protective Payments.  If Borrower fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document, Collateral Agent may obtain such insurance or make such payment, and all amounts so paid by Collateral Agent are Lenders’ Expenses and immediately due and payable, bearing interest at the then highest applicable rate, and secured by the Collateral.  Collateral Agent will make reasonable efforts to provide Borrower with notice of Collateral Agent obtaining such insurance at the time it is obtained or within a reasonable time thereafter.  No payments by Collateral Agent are deemed an agreement to make similar payments in the future or Collateral Agent’s waiver of any Event of Default.

9.4          Application of Payments and Proceeds.  Borrower shall have no right to specify the order or the accounts to which Collateral Agent or Lenders shall allocate or apply any payments required to be made by Borrower to Collateral Agent or Lenders or otherwise received by Collateral Agent or Lenders under this Agreement when any such allocation or application is not specified elsewhere in this Agreement.  If an Event of Default has occurred and is continuing, Collateral Agent and/or each Lender may apply any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations in such order as the Lenders shall determine in their sole discretion.  Any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower shall remain liable to Lenders for any deficiency.  If Collateral Agent, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Collateral Agent shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Collateral Agent of cash therefor.

9.5          Liability for Collateral.  So long as Collateral Agent and Lenders comply with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Collateral Agent and Lenders, Collateral Agent and Lenders shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person.  Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6          No Waiver; Remedies Cumulative.  Collateral Agent’s or Lenders’ failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Collateral Agent or Lenders thereafter to demand strict performance and compliance herewith or therewith.  No waiver hereunder shall be effective unless signed by Collateral Agent and Lenders and then is only effective for the specific instance and purpose for which it is given.  Collateral Agent’s and Lenders’ rights and remedies under this Agreement and the other Loan Documents are cumulative.  Collateral Agent and Lenders have all rights and remedies provided under the Code, by law, or in equity.  Collateral Agent’s or any Lender’s exercise of one right or remedy is not an election, and Collateral Agent’s waiver of any Event of Default is not a continuing waiver.  Collateral Agent’s or any Lender’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7          Demand Waiver.  Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Collateral Agent or Lenders on which Borrower is liable.

10           NOTICES

All notices, consents, requests, approvals, demands, or other communication (collectively, “Communication”) by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail (if an email address is specified herein) or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below.  Either Collateral Agent, Lender or Borrower may change its address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:	Tranzyme, Inc.
5001 South Miami Blvd., Suite 300
Durham, North Carolina 27703
Attention: Richard I. Eisenstadt
Fax: (919) 474-0020
Email: reisenstadt@tranzyme.com

with a copy to:	Hutchison PLLC
5410 Trinity Road, Suite 400
Raleigh, NC 27607
Attention: Justyn J. Kasierski
Fax: (919) 829-9696
Email: jkasierski@hutchlaw.com

and to:	Norton Rose Canada LLP
1 Place Ville Marie, Suite 2500
Montreal, Quebec
Canada H3B 1R1
Attention: Elliot Shapiro
Fax: (514) 286-5474

Email: eshapiro@nortonrose.com

If to Collateral Agent:	Oxford Finance LLC
133 North Fairfax Street
Alexandria, Virginia 22314
Attention: Legal Department
Fax: (703) 519-5225

If to Horizon:	Horizon Technology Finance Corporation
312 Farmington Road
Farmington, Connecticut 06032
Attention: Legal Department
Fax: (860) 676-8655
Email: jay@horizontechfinance.com

with a copy to:	Riemer & Braunstein LLP
Three Center Plaza
Boston, Massachusetts 02108
Attn: David A. Ephraim, Esquire
Fax: (617) 880-3456
Email: DEphraim@riemerlaw.com

11           CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

New York law governs the Loan Documents without regard to principles of conflicts of law.  Borrower, Lenders and Collateral Agent each submit to the exclusive jurisdiction of the State and Federal courts in New York.  Notwithstanding the foregoing, nothing in this Agreement shall be deemed to operate to preclude Collateral Agent or any Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Collateral Agent and Lenders.  Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court.  Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, LENDERS AND COLLATERAL AGENT EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12           GENERAL PROVISIONS

12.1        Successors and Assigns.  This Agreement binds and is for the benefit of the successors and permitted assigns of each party.  Borrower may not transfer, pledge or assign this Agreement or any rights or obligations under it without Collateral Agent’s and each Lender’s prior written consent (which may be granted or withheld in Collateral Agent’s and each Lender’s discretion, subject to Section 12.6).  The Lenders have the right, without the consent of or notice to Borrower, to sell, transfer, assign, pledge, negotiate, or grant participation in (any such sale, transfer, assignment, negotiation, or grant of a participation, a “Lender Transfer”) all or any part of, or any interest in, the Lenders’ obligations, rights, and benefits under this Agreement and the other Loan Documents;

provided, however, that any such Lender Transfer (other than a transfer, pledge, sale or assignment to an Eligible Assignee) of its obligations, rights, and benefits under this Agreement and the other Loan Documents shall require the prior written consent of the Required Lenders (such approved assignee, an “Approved Lender”).  Borrower and Collateral Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned until Collateral Agent shall have received and accepted an effective assignment agreement in form satisfactory to Collateral Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such Eligible Assignee or Approved Lender as Collateral Agent reasonably shall require.  Notwithstanding anything to the contrary contained herein, so long as no Event of Default has occurred and is continuing, no Lender Transfer (other than a Lender Transfer (i) in respect of the Warrants or the 2010 Warrants  or (ii) in connection with (x) assignments by a Lender due to a forced divestiture at the request of any regulatory agency; or (y) a Lender’s own financing or securitization transactions and upon the occurrence of a default, Event of Default or similar occurrence with respect to such financing or securitization transaction) shall be permitted to any Person if such person is an Affiliate or Subsidiary of Borrower, a direct competitor of Borrower or a vulture hedge fund, each as determined by Collateral Agent in its reasonable discretion, without Borrower’s consent.

12.2        Borrower hereby authorizes and directs Lender, for and on behalf of Borrower, to maintain a record of ownership of the Notes and any interest therein, which record, or “book-entry system”, shall identify the owner or owners of the Notes and any interests therein.  Notwithstanding any other provision of this Agreement or the Loan Documents, the right to the principal of, and stated interest on, the Notes may be transferred only through such book-entry system.

12.3        Indemnification.  Borrower agrees to indemnify, defend and hold Collateral Agent and the Lenders and their respective directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Collateral Agent or the Lenders  (each, an “Indemnified Person”) harmless against:  (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Lenders’ Expenses incurred, or paid by Indemnified Person from, following, or arising from transactions between Collateral Agent, and/or Lenders and Borrower (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s  gross negligence or willful misconduct.

12.4        Time of Essence.  Time is of the essence for the performance of all Obligations in this Agreement.

12.5        Severability of Provisions.  Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.6        Amendments in Writing; Integration.  12.6.a No amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, or any consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower, Collateral Agent and the Required Lenders provided that

(a)         no such amendment, waiver or other modification that would have the effect of increasing or reducing a Lender’s Term Loan Commitment or Commitment Percentage shall be effective as to such Lender without such Lender’s written consent;

(b)         no such amendment, waiver or modification that would affect the rights and duties of Collateral Agent shall be effective without Collateral Agent’s written consent or signature;

(c)         no such amendment, waiver or other modification shall, unless signed by all the Lenders directly affected thereby, (i) reduce the principal of, rate of interest on or any fees with respect to any Term Loan or forgive any principal, interest (other than default interest) or fees (other than late charges) with respect to any Term Loan (ii) postpone the date fixed for, or waive, any payment of principal of any Term Loan or of interest on any Term Loan (other than default interest) or any fees provided for hereunder (other than late charges or for any termination of any commitment); (iii) change the definition of the term “Required Lenders” or the percentage of Lenders which shall be required for Lenders to take any action hereunder; (D) release all or substantially all of any material portion of the

Collateral, authorize Borrower to sell or otherwise dispose of all or substantially all or any material portion of the Collateral or release any guarantor of all or any portion of the Obligations or its guaranty obligations with respect thereto, except, in each case with respect to this clause (iv), as otherwise may be expressly permitted under this Agreement or the other Loan Documents (including in connection with any disposition permitted hereunder); (v) amend, waive or otherwise modify this Section 12.6 or the definitions of the terms used in this Section 12.6 insofar as the definitions affect the substance of this Section 12.6; (vi) consent to the assignment, delegation or other transfer by Borrower of any of its rights and obligations under any Loan Document or release Borrower of its payment obligations under any Loan Document, except, in each case with respect to this clause (vii), pursuant to a merger or consolidation permitted pursuant to this Agreement; (viii) amend any of the provisions of Section 9.4 or amend any of the definitions Pro Rata Share, Term Loan Commitment, Commitment Percentage or that provide for the Lenders to receive their Pro Rata Shares of any fees, payments, setoffs or proceeds of Collateral hereunder; (ix) subordinate the Liens granted in favor of Collateral Agent securing the Obligations; or (x) amend any of the provisions of Section 12.10.  It is hereby understood and agreed that all Lenders shall be deemed directly affected by an amendment, waiver or other modification of the type described in the preceding clauses (iii), (iv), (v), (vi), (vii) and (viii) of the preceding sentence;

(d)                           the provisions of the foregoing clauses (a), (b) and (c) are subject to the provisions of any interlender or agency agreement among the Lenders and Collateral Agent pursuant to which any Lender may agree to give its consent in connection with any amendment, waiver or modification of the Loan Documents only in the event of the unanimous agreement of all Lenders.

(e)                            Other than as expressly provided for in Section 12.6(a)-(c), Collateral Agent may, if requested by the Required Lenders, from time to time designate covenants in this Agreement less restrictive by notification to a representative of Borrower.

(f)                              This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, term sheets, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

12.7                        Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.8                        Survival.  All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied.  The obligation of Borrower in Section 12.2 to indemnify each Lender and Collateral Agent shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

12.9                        Confidentiality.  In handling any confidential information of Borrower, Lenders and Collateral Agent shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Lenders’ and Collateral Agent’s Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Lenders and Collateral Agent shall use commercially reasonable efforts to obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to regulators or as otherwise required in connection with an examination or audit; (e) as Collateral Agent considers appropriate in exercising remedies under the Loan Documents; and (f) to third party service providers of Lenders and/or Collateral Agent so long as such service providers have executed a confidentiality agreement with Lenders and Collateral Agent with terms no less restrictive than those contained herein.  Confidential information does not include information that either: (i) is in the public domain or in Lenders’ and/or Collateral Agent’s possession when disclosed to Lenders and/or Collateral Agent, or becomes part of the public domain after disclosure to Lenders and/or Collateral Agent; or (ii) is disclosed to Lenders and/or Collateral Agent by a third party, if Lenders and/or Collateral Agent does not know that the third party is prohibited from disclosing the information.

Collateral Agent may use confidential information for any purpose, including, without limitation, for the development of client databases, reporting purposes, and market analysis, so long as Collateral Agent does not disclose Borrower’s identity or the identity of any person associated with Borrower unless otherwise expressly permitted by this Agreement.  The provisions of the immediately preceding sentence shall survive the termination of this Agreement.

12.10                 Right of Set Off.   Borrower hereby grants to Collateral Agent and to each Lender, a Lien, security interest and right of set off as security for all Obligations to Collateral Agent and each Lender hereunder, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Collateral Agent or Lenders or any entity under the control of Collateral Agent or Lenders (including a Collateral Agent affiliate) or in transit to any of them.  At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Collateral Agent or Lenders may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations.  ANY AND ALL RIGHTS TO REQUIRE COLLATERAL AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

12.11                 Borrower Liability.   Each Borrower hereunder shall be obligated to repay all Credit Extensions made hereunder, regardless of which Borrower actually receives the proceeds of such Credit Extension, as if each Borrower hereunder directly received all Credit Extensions.  Each Borrower waives any suretyship defenses available to it under the Code or any other applicable law.  Each Borrower waives any right to require Collateral Agent or the Lenders to: (i) proceed against any Borrower or any other Person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy.  Collateral Agent or the Lenders may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability.  Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Collateral Agent and the Lenders under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise.  Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void.  If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Collateral Agent and such payment shall be promptly delivered to Collateral Agent for application to the Obligations, whether matured or unmatured.

12.12                 Amended and Restated Loan and Security Agreement.  This Agreement amends and restates the terms of the Prior Loan Agreement in its entirety.

13                                  DEFINITIONS

13.1                        Definitions.  As used in this Agreement, the following terms have the following meanings:

“2010 Horizon Note” is defined in Section 2.4.

“2010 Horizon Term Loan” is defined in Section 2.2.

“2010 Oxford Note” is defined in Section 2.4.

“2010 Oxford Term Loan” is defined in Section 2.2.

“2010 Term Loans” is defined in Section 2.2.

“2010 Warrants” are those certain Warrants to Purchase Stock dated as of the 2010 Effective Date executed and issued by Tranzyme in favor of each Lender.

“2012 Horizon Term Loan” is defined in Section 2.2.

“2012 Horizon Note” is defined in Section 2.4.

“2012 Oxford Term Loan” is defined in Section 2.4.

“2012 Oxford Notes” is defined in Section 2.4.

“2012 Term Loans” is defined in Section 2.2.

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Accrued Final Payment” is a payment in respect of the 2010 Term Loans (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the Effective Date equal to four percent (4.00%) of the principal amount of the 2010 Term Loans that was repaid prior to the Effective Date.

“Affiliate” of any Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” is defined in the preamble hereof.

“Amortization Date” is March 1, 2013.

“Annual Projections” is defined in Section 6.2(a).

“Anti-Terrorism Laws” means any laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“Approved Fund” means any (i) investment company, fund, trust, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business or (ii) any Person (other than a natural person) which temporarily warehouses loans for any Lender or any entity described in the preceding clause (i) and that, with respect to each of the preceding clauses (i) and (ii), is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender.

“Approved Lender” has the meaning given it in Section 12.1.

“Basic Rate” is the per annum rate of interest (based on a year of 360 days) equal to the greater of (i) 10.00% and (ii) the sum of (a) the three-month U.S. LIBOR rate reported in the Wall Street Journal three (3) Business Days prior to the Funding Date of the 2012 Term Loans, plus (b) 8.75%.

“Blocked Person” means any Person:  (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Borrower” is defined in the preamble hereof.

“Borrower’s Books” are all Borrower’s books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrowing Resolutions” are, with respect to any Person, those resolutions adopted by such Person’s Board of Directors and delivered by such Person to Collateral Agent approving the Loan Documents to which such Person is a party and the transactions contemplated thereby, together with a certificate executed by its secretary on behalf of such Person certifying that (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that attached as Exhibit A to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Loan Documents on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Collateral Agent and Lenders may conclusively rely on such certificate unless and until such Person shall have delivered to Collateral Agent a further certificate canceling or amending such prior certificate.

“Business Day” is any day that is not a Saturday, Sunday or any days that are recognized bank holidays in the United States, North Carolina and Virginia, and any other days on which Collateral Agent is closed.

“Cash Equivalents” are (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., and (c) certificates of deposit issued maturing no more than one (1) year after issue provided that the account in which any such certificate of deposit is maintained is subject to a Control Agreement in favor of Collateral Agent.   For the avoidance of doubt, the direct purchase by Borrower, co-borrower, or any subsidiary of Borrower of any Auction Rate Securities, or purchasing participations in, or entering into any type of swap or other derivative transaction (other than currency option agreements relating to British Pounds Sterling, Euros or Canadian Dollars entered into by Borrower in the ordinary course of business and not for speculation, provided that the aggregate outstanding notional amount of such currency options shall not exceed $2,000,000 at any time), or otherwise holding or engaging in any ownership interest in any type of Auction Rate Security by Borrower, co-borrower, or any subsidiary of Borrower shall be conclusively determined by the Lenders as an ineligible Cash Equivalent, and any such transaction shall expressly violate each other provision of this agreement governing Permitted Investments.  Notwithstanding the foregoing, Cash Equivalents does not include and each Borrower and Subsidiary is prohibited from purchasing, purchasing participations in, entering into any type of swap or other equivalent derivative transaction, or otherwise holding or engaging in any ownership interest in any type of debt instrument, including, without limitation, any corporate or municipal bonds with a long-term nominal maturity for which the interest rate is reset through a dutch auction and more commonly referred to as an Auction Rate Security.

“Claims” are defined in Section 12.2.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article 1 or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to,

Collateral Agent’s and Lenders’ Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.

“Collateral Agent” means, Oxford, not in its individual capacity, but solely in its capacity as agent on behalf of and for the benefit of the Lenders.

“Commitment Percentage” is set forth in Schedule 1.1, as amended from time to time.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Communication” is defined in Section 10.

“Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit C.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business.  The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Collateral Agent pursuant to which Collateral Agent obtains control (within the meaning of the Code) for the benefit of the Lenders over such Deposit Account, Securities Account, or Commodity Account.

“Credit Extension” is any Term Loan or any other extension of credit by Collateral Agent or Lenders for Borrower’s benefit.

“Deed of Hypothec” means the Deed of Hypothec on a Universality of Movable Property made by Tranzyme-Canada in favor of Lenders, as the same may be amended, supplemented, restated or otherwise modified form time to time.

“Default Rate” is defined in Section 2.3(b).

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Designated Deposit Account” is Borrower’s deposit account, account number 3300633969, maintained with SVB.

“Disbursement Letter” is that certain form attached hereto as Exhibit B.

“Dollars,” “dollars” and “$” each mean lawful money of the United States.

“Effective Date” is defined in the preamble of this Agreement.

“Eligible Assignee” means (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund and (iv) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended) and which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which either (A) has a rating of BBB or higher from Standard & Poor’s Rating Group and a rating of Baa2 or higher from Moody’s Investors Service, Inc. at the date that it becomes a Lender or (B) has total assets in excess of Five Billion Dollars ($5,000,000,000), and in each case of clauses (i) through (iv), which, through its applicable lending office, is capable of lending to Borrower without the imposition of any withholding or similar taxes; provided that notwithstanding the foregoing, “Eligible Assignee” shall not include, unless an Event of Default has occurred and is continuing, (i) Borrower or any of Borrower’s Affiliates or Subsidiaries or (ii) a direct competitor of Borrower or a vulture hedge fund, each as determined by Collateral Agent in its reasonable discretion.  Notwithstanding the foregoing, (x) in connection with assignments by a Lender due to a forced divestiture at the request of any regulatory agency, the restrictions set forth herein shall not apply and Eligible Assignee shall mean any Person or party and (y) in connection with a Lender’s own financing or securitization transactions, the restrictions set forth herein shall not apply and Eligible Assignee shall mean any Person or party providing such financing or formed to undertake such securitization transaction and any transferee of such Person or party upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; provided that no such sale, transfer, pledge or assignment under this clause (y) shall release such Lender from any of its obligations hereunder or substitute any such Person or party for such Lender as a party hereto until Collateral Agent shall have received and accepted an effective assignment agreement from such Person or party in form satisfactory to Collateral Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such Eligible Assignee as Collateral Agent reasonably shall require.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” is defined in Section 8.

“Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest and in addition to the Accrued Final Payment) due on the earliest to occur of (a) the Maturity Date, or (b) the acceleration of any Term Loan, or (c) the prepayment of a Term Loan pursuant to Section 2.2(c) or (d), equal to five percent (5.00%) of the original principal amount of the Term Loans, payable to Lenders in accordance with their respective Pro Rata Shares.

“Funding Date” is any date on which a Credit Extension is made to or on account of Borrower which shall be a Business Day.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession in the United States, which are applicable to the circumstances as of the date of determination.

“General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, data, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Indemnified Person” is defined in Section 12.2.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

“Key Person” is Borrower’s Chief Executive Officer and Borrower’s Chief Financial Officer.

“Lender” is any one of the Lenders.

“Lenders” shall mean the Persons identified on Schedule 1.1 hereto and each assignee that becomes a party to this Agreement pursuant to Section 12.1.

“Lenders’ Expenses” are all Collateral Agent’s and Lenders’ audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses, as well as appraisal fees, fees incurred on account of lien searches, inspection fees and filing fees) for preparing, amending, negotiating, recording, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower.

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, hypothec, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” are, collectively, this Agreement, the Warrants, the 2010 Warrants, the Perfection Certificate, each Compliance Certificate, each Disbursement Letter, any note, or notes or guaranties executed by Borrower, any note, or notes or guaranties or hypothecs or securities executed by Borrower or any Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Lenders and Collateral Agent in connection with this Agreement, all as amended, restated, or otherwise modified.

“Material Adverse Change” is (a) a material impairment in the perfection or priority of Collateral Agent’s and/or Lenders’ Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) or prospects of Borrower; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.

“Maturity Date” is, for each Term Loan, August 1, 2015.

“Obligations” are Borrower’s obligation to pay when due any debts, principal, interest, Lenders’ Expenses, Final Payment, Prepayment Fee, and other amounts Borrower owes Lenders now or later, whether under this Agreement, the Loan Documents, or otherwise, including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin (whether or not allowed) and debts, liabilities, or obligations of Borrower assigned to Lenders and/or Collateral Agent, and the performance of Borrower’s duties under the Loan Documents.

“OFAC” is the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” are, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified with the Secretary of State of such Person’s state of formation on a date that is no earlier than 30 days prior to the Effective Date, and (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Payment Date” is the first day of each calendar month.

“Perfection Certificate” is defined in Section 5.1.

“Permitted Indebtedness” is:

(a)                                  Borrower’s Indebtedness to Lenders and Collateral Agent under this Agreement and the other Loan Documents;

(b)                                 Indebtedness existing on the Effective Date and shown on the Perfection Certificate;

(c)                                  Subordinated Debt;

(d)                                 unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(e)                                  Indebtedness secured by Permitted Liens described in clause (c) of the definition thereof, provided that such Indebtedness does not exceed $250,000 in the aggregate in any fiscal year of Borrower and provided such Indebtedness does not exceed the lesser of cost or fair market value of the Equipment financed with such Indebtedness;

(f)                                    Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(g)                                 other unsecured Indebtedness in an aggregate outstanding principal amount at any time not to exceed One Hundred Thousand Dollars ($100,000); and

(h)                                 extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (g) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investments” are:

(a)                                  Investments shown on the Perfection Certificate and existing on the Effective Date;

(b)                                 Investments in cash and Cash Equivalents; and

(c)                                  Investments permitted by Borrower investment policy as approved by Borrower’s Board of Directors, provided such investment policy and any amendment (and any amendment thereto) has been provided and is acceptable to Lenders.

“Permitted Liens” are:

(a)                                  Liens existing on the Effective Date and shown on the Perfection Certificate or arising under this Agreement and the other Loan Documents;

(b)                                 Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended , and the Treasury Regulations adopted thereunder;

(c)                                  purchase money Liens (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;

(d)                                 Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(e)                                  bankers’ liens, rights of setoff and Liens in favor of financial institutions incurred made in the ordinary course of business arising in connection with Borrower’s deposit accounts or securities accounts held at such institutions to secure payment of fees and similar costs and expenses subject to Borrower’s compliance with Section 6.6(b) hereof;

(f)                                    Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(g)                                 Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(h)                                 leases or subleases of real property granted in the ordinary course of business, and leases, subleases, non-exclusive licenses or sublicenses of property (other than real property or intellectual property) granted in the ordinary course of Borrower’s business, if the leases, subleases, licenses and sublicenses do not prohibit granting Collateral Agent a security interest;

(i)                                     non-exclusive licenses of intellectual property granted to third parties in the ordinary course of business; and

(j)                                     exclusive licenses of intellectual property granted to third parties in the ordinary course of business in connection with joint ventures and corporate collaborations provided that any exclusive license of any of Borrower’s material intellectual property shall be approved by Borrower’s Board of Directors and subject to a license agreement entered into in an arm’s-length transaction.

“Person” is any individual, sole proprietorship, partnership, limited liability company, unlimited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prepayment Fee” shall be an additional fee payable to Collateral Agent, to be shared between the Lenders pursuant to their respective Pro Rata Shares, in amount equal to:

(i)                                     for a prepayment made on or prior to the first (1st) anniversary of the Effective Date, six percent (6.0%) of the principal amount of the outstanding Term Loans as of the date of such prepayment; or

(ii)                                  for a prepayment made after the first (1st) anniversary of the Effective Date, and on or prior to the second (2nd) anniversary of the Effective Date, three percent (3.0%) of the principal amount of the outstanding Term Loans as of the date of such prepayment; and

(iii)                               for a prepayment made after the second (2nd) anniversary of the Effective Date, and on or prior to the third (3rd) anniversary of the Effective Date, two percent (2.0%) of the principal amount of the outstanding Term Loans as of the date of such prepayment; and

(iii)                               for a prepayment made after the third (3rd) anniversary of the Effective Date, and prior to the Maturity Date, one percent (1.0%) of the principal amount of the outstanding Term Loans as of the date of such prepayment.

“Prior Loan Agreement” is defined in the preamble hereof.

“Pro Rata Share” means, as of any date of determination with respect to each Lender, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined by dividing the outstanding principal amount of the outstanding Term Loans held by such Lender by the aggregate outstanding principal amount of all outstanding Term Loans.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made

“Required Lenders” means (i) for so long as all of the Persons that are Lenders on the Effective Date (each an “Original Lender”) have not assigned or transferred any of their interests in their respective Term Loans, Lenders holding one hundred percent (100%) of the aggregate outstanding principal balance of the Term Loans, or (ii) at any time from and after any Original Lender has assigned or transferred any interest in its Term Loans, Lenders holding, sixty-six percent (66%) or more of the aggregate outstanding principal balance of the Term Loans, plus, in respect of this clause (ii), (A) each Original Lender that has not assigned or transferred any portion of its respective Term Loan, (B) each assignee of an Original Lender provided such assignee was assigned or transferred and continues to hold one hundred percent (100%) of the assigning Original Lender’s interest in the Term Loans and (C) any Person or party providing financing to an Original Lender or formed to undertake a securitization transaction with respect to an Original Lender and any transferee of such Person or party upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction (in each case in respect of clauses (A), (B) and (C) of this clause (ii), whether or not such Lender is included within the Lenders holding sixty-six percent (66%) of the Terms Loans.  For purposes of this definition only, a Lender shall be deemed to include itself, and any Lender that is an Affiliate or Approved Fund of such Lender.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” is any of the Chief Executive Officer, President, Chief Financial Officer and Controller of Borrower.

“Secured Promissory Note” is defined in Section 2.4.

“Secured Promissory Note Record” is a record maintained by each Lender with respect to the outstanding Obligations and credits made thereto.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Subordinated Debt” is indebtedness incurred by Borrower subordinated to all of Borrower’s now or hereafter indebtedness to Lenders (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Collateral Agent and Lenders entered into between Collateral Agent, Borrower and the other creditor), on terms acceptable to Collateral Agent and Lenders.

“Subsidiary” means, with respect to any Person, any Person of which more than 50.0% of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled, directly or indirectly, by such Person or one or more of Affiliates of such Person.

“SVB” means Silicon Valley Bank, a California corporation.

“Term Loan” is defined in Section 2.2(a) hereof.

“Term Loan Commitment” means, for any Lender, the obligation of such Lender to make a Term Loan, up to the principal amount shown on Schedule 1.1.  “Term Loan Commitments” means the aggregate amount of such commitments of all Lenders.

“Transfer” is defined in Section 7.1.

“Tranzyme NSULC” means Tranzyme Holdings ULC, an unlimited liability company organized under the laws of Nova Scotia, Canada.

“Warrants” are those certain Warrants to Purchase Stock dated as of the Effective Date executed and issued by Tranzyme in favor of each Lender, with the number of shares exercisable under each respective Warrant determined based upon three percent (3%) of the Commitment of such Lender (it being understood that such Warrants shall be in addition to the 2010 Warrants issued to the Lenders on the 2010 Effective Date).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

TRANZYME, INC.

By:	/s/Vipin K. Garg
Name:	Vipin K. Garg
Title:	President and CEO

TRANZYME PHARMA INC.

By:	/s/Vipin K. Garg
Name:	Vipin K. Garg
Title:	President and CEO

LENDERS AND COLLATERAL AGENT:

OXFORD FINANCE LLC, as Collateral Agent and as a Lender

By:	/s/Mark Davis
Name:	Mark Davis
Title:	Vice President – Finance, Secretary & Treasurer

HORIZON TECHNOLGY FINANCE CORPORATION, as successor-in-interest to COMPASS HORIZON FUNDING COMPANY LLC, as a Lender

By:	/s/ Gerald A. Michaud
Name:	Gerald A. Michaud
Title:	President

SCHEDULE 1.1

LENDERS AND COMMITMENTS

Lender	Total Term Loan Commitment	Commitment Percentage
Oxford Finance LLC	$12,300,000	61.5%
Horizon Technology Finance Corporation	$7,700,000	38.5%
	$20,000,000	100%

1

EXHIBIT A

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

All Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include any of the following, whether now owned or hereafter acquired:  (a) any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished; any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same; trademarks, trade names, service marks, mask works, rights of use of any name or domain names and, to the extent permitted under applicable law, any applications therefor, whether registered or not; and the goodwill of the business of Borrower connected with and symbolized thereby, know-how, operating manuals, trade secret rights, clinical and non-clinical data, rights to unpatented inventions;  provided, however, the Collateral shall include all Accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the foregoing and any claims for damage by way of any past, present, or future infringement of any of the foregoing or (b) any of the shares, capital stock or other beneficial interest in Tranzyme NSULC.

2

EXHIBIT B

Form

of

DISBURSEMENT LETTER

The undersigned, being the duly elected and acting                                        of TRANZYME, INC., a Delaware corporation (“Tranzyme”), and TRANZYME PHARMA INC., a Canadian corporation (“Tranzyme-Canada”) (Tranzyme and Tranzyme-Canada are referred to herein individually and collectively, jointly and severally, solidarily, as “Borrower”), does hereby certify to OXFORD FINANCE LLC, (“Oxford” and “Lender”), as collateral agent (the “Collateral Agent”) and HORIZON TECHNOLOGY FINANCE CORPORATION, a Delaware corporation, as successor-in-interest to COMPASS HORIZON FUNDING COMPANY LLC, a Delaware limited liability company (“Horizon”), in connection with that certain Loan and Security Agreement dated on or about the date hereof by and between Borrower and Collateral Agent (the “Loan Agreement”; with other capitalized terms used below having the meanings ascribed thereto in the Loan Agreement) that:

1.                                       The representations and warranties made by Borrower in Section 5 of the Loan Agreement and in the other Loan Documents are true and correct in all material respects as of the date hereof.

2.                                       No event or condition has occurred that would constitute an Event of Default under the Loan Agreement or any other Loan Document.

3.                                       Borrower is in compliance with the covenants and requirements contained in Sections 4, 6 and 7 of the Loan Agreement.

4.                                       All conditions referred to in Section 3 of the Loan Agreement to the making of the Loan to be made on or about the date hereof have been satisfied or waived by Collateral Agent.

5.                                       No Material Adverse Change has occurred.

6.                                       The undersigned is a Responsible Officer.

7.                                       The 2012 Term Loans shall be comprised of the following:

Disbursement from Oxford:
Aggregate principal amount of 2012 Term Loans		$5,733,502.38

Less:

— Accrued interest on 2010 Oxford Term Loan
— Accrued Final Payment payable to Oxford
—Oxford’s Legal Fees(1)
—Oxford’s Facility Fee

Net Proceeds due from Oxford:
	$
Disbursement from Horizon:
Aggregate principal amount of 2012 Term Loans		$7,700,000

(1) Legal fees and costs are through the Effective Date. Post-closing legal fees and costs for periods after the Effective Date to be invoiced and paid post-closing.

3

Less:

— Repayment of principal amount of 2010 Horizon Term Loan
— Accrued interest on 2010 Horizon Term Loan
— Accrued Final Payment payable to Horizon
— Horizon’s Legal Fees(2)
— Horizon’s Facility Fee

Net Proceeds due from Horizon:
$

The aggregate net proceeds of the Term Loan in the amount of $                          shall be transferred to Borrower’s account as follows:

Account Name:

Bank Name:

Bank Address:

Account Number:

ABA Number:

Dated:  January      , 2012

BORROWER:

TRANZYME, INC.

By
Name:
Title:

TRANZYME PHARMA INC.

By
Name:
Title:

LENDERS AND COLLATERAL AGENT:

OXFORD FINANCE LLC, as Collateral Agent and as a Lender

By
Name:
Title:

(2) Legal fees and costs are through the Effective Date. Post-closing legal fees and costs for periods after the Effective Date to be invoiced and paid post-closing.

4

HORIZON TECHNOLGY FINANCE CORPORATION, as a Lender

By
Name:
Title:

5

EXHIBIT C -COMPLIANCE CERTIFICATE

TO:	Oxford Finance LLC, as Collateral Agent

FROM:	Tranzyme, Inc. and Tranzyme Pharma Inc.

The undersigned authorized officer of  TRANZYME, INC., a Delaware corporation (“Tranzyme”), and TRANZYME PHARMA INC., a Canadian corporation (“Tranzyme-Canada”) (Tranzyme and Tranzyme-Canada are referred to herein individually and collectively, jointly and severally, solidarily, as “Borrower”) hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement among Borrower, Collateral Agent, and the Lenders (the “Agreement”),

(i)                                     Borrower is in complete compliance for the period ending                                with all required covenants except as noted below;

(ii)                                  There are no Events of Default, except as noted below;

(iii)                               Except as noted below, all representations and warranties of Borrower stated in the Loan Documents are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

(iv)                              Borrower, and each of Borrower’s Subsidiaries, has timely filed all required tax returns and reports, Borrower, and each of Borrower’s Subsidiaries, has timely paid all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower, or Subsidiary, except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement;

(v)                                 No Liens have been levied or claims made against Borrower or any of Borrower’s Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Collateral Agent and the Lenders.

Attached are the required documents, if any, supporting our certification(s).  The Officer, on behalf of Borrower, further certifies that the attached financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except, in the case of unaudited financial statements, for the absence of footnotes and subject to year-end audit adjustments as to the interim financial statements.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status since the last Compliance Certificate by circling Yes, No, or N/A under “Complies” column.

	Reporting Covenant	Requirement	Complies
1)	Financial statements	Monthly within 30 days	Yes	No	N/A

2)	Annual (CPA Audited) statements	Within 180 days after Fiscal Year End	Yes	No	N/A

3)	Annual Financial Projections/Budget	Annually (w/n 10 days of FYE). and when revised	Yes	No	N/A

6

(prepared on a monthly basis)

4)	A/R & A/P agings	If applicable		Yes	No	N/A

5)	8-K, 10-K and 10-Q Filings	If applicable		Yes	No	N/A

6)	Compliance Certificate	Monthly within 30 days		Yes	No	N/A

7)	IP Report	when required		Yes	No	N/A

8)	Total amount of Borrower’s cash and cash equivalents at the last day of the measurement period		$

	Deposit and Securities Accounts	(Please list all accounts; attach separate sheet if additional space needed)

	Bank	Account Number	New Account?		Acct Control Agmt in place?
1)			Yes	No	Yes	No

2)			Yes	No	Yes	No

3)			Yes	No	Yes	No

4)			Yes	No	Yes	No

5)			Yes	No	Yes	No

6)			Yes	No	Yes	No

1)

Other Matters

	Have there been any changes in management since the last Compliance Certificate?			Yes	No
	Have there been any transfers/sales/disposals/retirement of Collateral or IP prohibited by the Agreement?			Yes	No
	Have there been any new or pending claims or causes of action against Borrower that involve more than $500,000?			Yes	No

Exceptions Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.” Attach separate sheet if additional space needed.)

7

LENDERS USE ONLY

TRANZYME, INC. TRANZYME PHARMA, INC.	DATE
By:		Received by:	Verified by:

Name:
Title:		Date:	Date:

		Compliance Status	Yes	No

8

EXHIBIT D

SECURED PROMISSORY NOTE

$	Dated: , 201

FOR VALUE RECEIVED, the undersigned, TRANZYME, INC., a Delaware corporation (“Tranzyme”), and TRANZYME PHARMA INC., a Canadian corporation (“Tranzyme-Canada”) (Tranzyme and Tranzyme-Canada are referred to herein individually and collectively, jointly and severally, solidarily, as “Borrower”), HEREBY PROMISES TO PAY to the order of [HORIZON/ OXFORD]  (“Lender”) the principal amount of                          Dollars ($                    ) or such lesser amount as shall equal the outstanding principal balance of the Term Loan made to Borrower by Lender, plus interest on the aggregate unpaid principal amount of Term Loan, at the rates and in accordance with the terms of the Loan and Security Agreement by and between Borrower and Oxford Finance LLC, as Collateral Agent, and the Lenders, including without limitation, Oxford Finance LLC, and Horizon Technology Finance Corporation, as successor-in-interest to Compass Horizon Funding Company LLC (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”); capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Loan Agreement.   If not sooner paid, the entire principal amount and all accrued interest hereunder and under the Loan Agreement shall be due and payable on Term Loan Maturity Date as set forth in the Loan Agreement.

Borrower agrees to pay any initial partial monthly interest payment from the date of this Note to the first Payment Date on the first Payment Date.

Principal, interest and all other amounts due with respect to the Term Loan, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement and this Secured Promissory Note.  The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

The Loan Agreement, among other things, (a) provides for the making of a secured Term Loan to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Note may not be prepaid except as set forth in Section 2.2(c) and Section 2.2(d) of the Loan Agreement.

This Note and the obligation of Borrower to repay the unpaid principal amount of the Term Loan, interest on the Term Loan and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due.  This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

Note Register; Ownership of Note.  The ownership of an interest in this Note shall be registered on a record of ownership maintained by Lender or its agent.  Notwithstanding anything else in this Note to the contrary, the right to the principal of, and stated interest on, this Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation.  Borrower shall be entitled to treat the registered holder of this Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Note on the part of any other person or entity.

9

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER:

TRANZYME, INC.

By
Name:
Title:

TRANZYME PHARMA INC.

By
Name:
Title:

10

EXHIBIT E

AMORTIZATION SCHEDULE

11

Oxford Finance LLC and Horizon
Amortization Table
Tranzyme AA04

Start Date:	1/31/2012		Disclaimer:
Interest Rate:	10.00%		THIS IS A STANDARD AMORTIZATION
Term:	42	12IO + 30PI	SCHEDULE. IT IS NOT INTENDED TO BE
Payment:	$756,228.20		USED FOR PAYOFF PURPOSES.
Final Payment:	$1,000,000.00	5.00%
Amount:	20,000,000.00

PMT	Payment	Beginning	Monthly			Ending
No.	Date	Balance	Payment	Interest	Principal	Balance

	2/1/12	Interim Interest Due - Billed Seperately				$20,000,000.00
1	3/1/12	$20,000,000.00	$166,666.67	$166,666.67	$0.00	$20,000,000.00
2	4/1/12	$20,000,000.00	$166,666.67	$166,666.67	$0.00	$20,000,000.00
3	5/1/12	$20,000,000.00	$166,666.67	$166,666.67	$0.00	$20,000,000.00
4	6/1/12	$20,000,000.00	$166,666.67	$166,666.67	$0.00	$20,000,000.00
5	7/1/12	$20,000,000.00	$166,666.67	$166,666.67	$0.00	$20,000,000.00
6	8/1/12	$20,000,000.00	$166,666.67	$166,666.67	$0.00	$20,000,000.00
7	9/1/12	$20,000,000.00	$166,666.67	$166,666.67	$0.00	$20,000,000.00
8	10/1/12	$20,000,000.00	$166,666.67	$166,666.67	$0.00	$20,000,000.00
9	11/1/12	$20,000,000.00	$166,666.67	$166,666.67	$0.00	$20,000,000.00
10	12/1/12	$20,000,000.00	$166,666.67	$166,666.67	$0.00	$20,000,000.00
11	1/1/13	$20,000,000.00	$166,666.67	$166,666.67	$0.00	$20,000,000.00
12	2/1/13	$20,000,000.00	$166,666.67	$166,666.67	$0.00	$20,000,000.00
13	3/1/13	$20,000,000.00	$756,228.20	$166,666.67	$589,561.54	$19,410,438.46
14	4/1/13	$19,410,438.46	$756,228.20	$161,753.65	$594,474.55	$18,815,963.91
15	5/1/13	$18,815,963.91	$756,228.20	$156,799.70	$599,428.50	$18,216,535.41
16	6/1/13	$18,216,535.41	$756,228.20	$151,804.46	$604,423.74	$17,612,111.67
17	7/1/13	$17,612,111.67	$756,228.20	$146,767.60	$609,460.61	$17,002,651.06
18	8/1/13	$17,002,651.06	$756,228.20	$141,688.76	$614,539.44	$16,388,111.62
19	9/1/13	$16,388,111.62	$756,228.20	$136,567.60	$619,660.61	$15,768,451.01
20	10/1/13	$15,768,451.01	$756,228.20	$131,403.76	$624,824.44	$15,143,626.57
21	11/1/13	$15,143,626.57	$756,228.20	$126,196.89	$630,031.32	$14,513,595.25
22	12/1/13	$14,513,595.25	$756,228.20	$120,946.63	$635,281.58	$13,878,313.67
23	1/1/14	$13,878,313.67	$756,228.20	$115,652.61	$640,575.59	$13,237,738.08
24	2/1/14	$13,237,738.08	$756,228.20	$110,314.48	$645,913.72	$12,591,824.37
25	3/1/14	$12,591,824.37	$756,228.20	$104,931.87	$651,296.33	$11,940,528.03
26	4/1/14	$11,940,528.03	$756,228.20	$99,504.40	$656,723.80	$11,283,804.23
27	5/1/14	$11,283,804.23	$756,228.20	$94,031.70	$662,196.50	$10,621,607.73
28	6/1/14	$10,621,607.73	$756,228.20	$88,513.40	$667,714.81	$9,953,892.92
29	7/1/14	$9,953,892.92	$756,228.20	$82,949.11	$673,279.10	$9,280,613.83
30	8/1/14	$9,280,613.83	$756,228.20	$77,338.45	$678,889.75	$8,601,724.07
31	9/1/14	$8,601,724.07	$756,228.20	$71,681.03	$684,547.17	$7,917,176.90
32	10/1/14	$7,917,176.90	$756,228.20	$65,976.47	$690,251.73	$7,226,925.17
33	11/1/14	$7,226,925.17	$756,228.20	$60,224.38	$696,003.83	$6,530,921.35
34	12/1/14	$6,530,921.35	$756,228.20	$54,424.34	$701,803.86	$5,829,117.49
35	1/1/15	$5,829,117.49	$756,228.20	$48,575.98	$707,652.22	$5,121,465.26
36	2/1/15	$5,121,465.26	$756,228.20	$42,678.88	$713,549.33	$4,407,915.94
37	3/1/15	$4,407,915.94	$756,228.20	$36,732.63	$719,495.57	$3,688,420.37
38	4/1/15	$3,688,420.37	$756,228.20	$30,736.84	$725,491.37	$2,962,929.00
39	5/1/15	$2,962,929.00	$756,228.20	$24,691.07	$731,537.13	$2,231,391.87
40	6/1/15	$2,231,391.87	$756,228.20	$18,594.93	$737,633.27	$1,493,758.60
41	7/1/15	$1,493,758.60	$756,228.20	$12,447.99	$743,780.22	$749,978.38
42	8/1/15	$749,978.38	$756,228.20	$6,249.82	$749,978.38	$(0.00)
Final	8/1/15	Final Payment	$1,000,000.00	$1,000,000.00	$0.00
		Totals	$25,686,846.10	$5,686,846.10	$20,000,000.00

Oxford Finance LLC
Amortization Table
Tranzyme AA04a

Start Date:	1/31/2012		Disclaimer:
Interest Rate:	10.00%		THIS IS A STANDARD AMORTIZATION
Term:	42	12IO + 30PI	SCHEDULE. IT IS NOT INTENDED TO BE
Payment:	$248,288.53		USED FOR PAYOFF PURPOSES.
Final Payment:	$328,324.88	5.00%
Amount:	6,566,497.62

PMT	Payment	Beginning	Monthly			Ending
No.	Date	Balance	Payment	Interest	Principal	Balance

	2/1/12	Interim Interest Due - Billed Seperately				$6,566,497.62
1	3/1/12	$6,566,497.62	$54,720.81	$54,720.81	$0.00	$6,566,497.62
2	4/1/12	$6,566,497.62	$54,720.81	$54,720.81	$0.00	$6,566,497.62
3	5/1/12	$6,566,497.62	$54,720.81	$54,720.81	$0.00	$6,566,497.62
4	6/1/12	$6,566,497.62	$54,720.81	$54,720.81	$0.00	$6,566,497.62
5	7/1/12	$6,566,497.62	$54,720.81	$54,720.81	$0.00	$6,566,497.62
6	8/1/12	$6,566,497.62	$54,720.81	$54,720.81	$0.00	$6,566,497.62
7	9/1/12	$6,566,497.62	$54,720.81	$54,720.81	$0.00	$6,566,497.62
8	10/1/12	$6,566,497.62	$54,720.81	$54,720.81	$0.00	$6,566,497.62
9	11/1/12	$6,566,497.62	$54,720.81	$54,720.81	$0.00	$6,566,497.62
10	12/1/12	$6,566,497.62	$54,720.81	$54,720.81	$0.00	$6,566,497.62
11	1/1/13	$6,566,497.62	$54,720.81	$54,720.81	$0.00	$6,566,497.62
12	2/1/13	$6,566,497.62	$54,720.81	$54,720.81	$0.00	$6,566,497.62
13	3/1/13	$6,566,497.62	$248,288.53	$54,720.81	$193,567.72	$6,372,929.90
14	4/1/13	$6,372,929.90	$248,288.53	$53,107.75	$195,180.79	$6,177,749.11
15	5/1/13	$6,177,749.11	$248,288.53	$51,481.24	$196,807.29	$5,980,941.82
16	6/1/13	$5,980,941.82	$248,288.53	$49,841.18	$198,447.35	$5,782,494.47
17	7/1/13	$5,782,494.47	$248,288.53	$48,187.45	$200,101.08	$5,582,393.39
18	8/1/13	$5,582,393.39	$248,288.53	$46,519.94	$201,768.59	$5,380,624.80
19	9/1/13	$5,380,624.80	$248,288.53	$44,838.54	$203,449.99	$5,177,174.80
20	10/1/13	$5,177,174.80	$248,288.53	$43,143.12	$205,145.41	$4,972,029.39
21	11/1/13	$4,972,029.39	$248,288.53	$41,433.58	$206,854.96	$4,765,174.43
22	12/1/13	$4,765,174.43	$248,288.53	$39,709.79	$208,578.75	$4,556,595.69
23	1/1/14	$4,556,595.69	$248,288.53	$37,971.63	$210,316.90	$4,346,278.78
24	2/1/14	$4,346,278.78	$248,288.53	$36,218.99	$212,069.55	$4,134,209.24
25	3/1/14	$4,134,209.24	$248,288.53	$34,451.74	$213,836.79	$3,920,372.45
26	4/1/14	$3,920,372.45	$248,288.53	$32,669.77	$215,618.76	$3,704,753.68
27	5/1/14	$3,704,753.68	$248,288.53	$30,872.95	$217,415.59	$3,487,338.09
28	6/1/14	$3,487,338.09	$248,288.53	$29,061.15	$219,227.38	$3,268,110.71
29	7/1/14	$3,268,110.71	$248,288.53	$27,234.26	$221,054.28	$3,047,056.43
30	8/1/14	$3,047,056.43	$248,288.53	$25,392.14	$222,896.40	$2,824,160.03
31	9/1/14	$2,824,160.03	$248,288.53	$23,534.67	$224,753.87	$2,599,406.16
32	10/1/14	$2,599,406.16	$248,288.53	$21,661.72	$226,626.82	$2,372,779.35
33	11/1/14	$2,372,779.35	$248,288.53	$19,773.16	$228,515.37	$2,144,263.97
34	12/1/14	$2,144,263.97	$248,288.53	$17,868.87	$230,419.67	$1,913,844.31
35	1/1/15	$1,913,844.31	$248,288.53	$15,948.70	$232,339.83	$1,681,504.47
36	2/1/15	$1,681,504.47	$248,288.53	$14,012.54	$234,276.00	$1,447,228.48
37	3/1/15	$1,447,228.48	$248,288.53	$12,060.24	$236,228.30	$1,211,000.18
38	4/1/15	$1,211,000.18	$248,288.53	$10,091.67	$238,196.87	$972,803.31
39	5/1/15	$972,803.31	$248,288.53	$8,106.69	$240,181.84	$732,621.47
40	6/1/15	$732,621.47	$248,288.53	$6,105.18	$242,183.36	$490,438.11
41	7/1/15	$490,438.11	$248,288.53	$4,086.98	$244,201.55	$246,236.56
42	8/1/15	$246,236.56	$248,288.53	$2,051.97	$246,236.56	$(0.00)
Final	8/1/15	Final Payment	$328,324.88	$328,324.88	$0.00
		Totals	$8,433,630.69	$1,867,133.07	$6,566,497.62

Oxford Finance LLC

Amortization Table

Tranzyme AA04b

Start Date:	1/31/2012		Disclaimer:
Interest Rate:	10.00%		THIS IS A STANDARD AMORTIZATION
Term:	42	12IO + 30PI	SCHEDULE. IT IS NOT INTENDED TO BE
Payment:	$132,339.94		USED FOR PAYOFF PURPOSES.
Final Payment:	$175,000.00	5.00%
Amount:	3,500,000.00

PMT	Payment	Beginning	Monthly			Ending
No.	Date	Balance	Payment	Interest	Principal	Balance

	2/1/12	Interim Interest Due - Billed Seperately				$3,500,000.00
1	3/1/12	$3,500,000.00	$29,166.67	$29,166.67	$0.00	$3,500,000.00
2	4/1/12	$3,500,000.00	$29,166.67	$29,166.67	$0.00	$3,500,000.00
3	5/1/12	$3,500,000.00	$29,166.67	$29,166.67	$0.00	$3,500,000.00
4	6/1/12	$3,500,000.00	$29,166.67	$29,166.67	$0.00	$3,500,000.00
5	7/1/12	$3,500,000.00	$29,166.67	$29,166.67	$0.00	$3,500,000.00
6	8/1/12	$3,500,000.00	$29,166.67	$29,166.67	$0.00	$3,500,000.00
7	9/1/12	$3,500,000.00	$29,166.67	$29,166.67	$0.00	$3,500,000.00
8	10/1/12	$3,500,000.00	$29,166.67	$29,166.67	$0.00	$3,500,000.00
9	11/1/12	$3,500,000.00	$29,166.67	$29,166.67	$0.00	$3,500,000.00
10	12/1/12	$3,500,000.00	$29,166.67	$29,166.67	$0.00	$3,500,000.00
11	1/1/13	$3,500,000.00	$29,166.67	$29,166.67	$0.00	$3,500,000.00
12	2/1/13	$3,500,000.00	$29,166.67	$29,166.67	$0.00	$3,500,000.00
13	3/1/13	$3,500,000.00	$132,339.94	$29,166.67	$103,173.27	$3,396,826.73
14	4/1/13	$3,396,826.73	$132,339.94	$28,306.89	$104,033.05	$3,292,793.68
15	5/1/13	$3,292,793.68	$132,339.94	$27,439.95	$104,899.99	$3,187,893.70
16	6/1/13	$3,187,893.70	$132,339.94	$26,565.78	$105,774.15	$3,082,119.54
17	7/1/13	$3,082,119.54	$132,339.94	$25,684.33	$106,655.61	$2,975,463.94
18	8/1/13	$2,975,463.94	$132,339.94	$24,795.53	$107,544.40	$2,867,919.53
19	9/1/13	$2,867,919.53	$132,339.94	$23,899.33	$108,440.61	$2,759,478.93
20	10/1/13	$2,759,478.93	$132,339.94	$22,995.66	$109,344.28	$2,650,134.65
21	11/1/13	$2,650,134.65	$132,339.94	$22,084.46	$110,255.48	$2,539,879.17
22	12/1/13	$2,539,879.17	$132,339.94	$21,165.66	$111,174.28	$2,428,704.89
23	1/1/14	$2,428,704.89	$132,339.94	$20,239.21	$112,100.73	$2,316,604.16
24	2/1/14	$2,316,604.16	$132,339.94	$19,305.03	$113,034.90	$2,203,569.26
25	3/1/14	$2,203,569.26	$132,339.94	$18,363.08	$113,976.86	$2,089,592.41
26	4/1/14	$2,089,592.41	$132,339.94	$17,413.27	$114,926.67	$1,974,665.74
27	5/1/14	$1,974,665.74	$132,339.94	$16,455.55	$115,884.39	$1,858,781.35
28	6/1/14	$1,858,781.35	$132,339.94	$15,489.84	$116,850.09	$1,741,931.26
29	7/1/14	$1,741,931.26	$132,339.94	$14,516.09	$117,823.84	$1,624,107.42
30	8/1/14	$1,624,107.42	$132,339.94	$13,534.23	$118,805.71	$1,505,301.71
31	9/1/14	$1,505,301.71	$132,339.94	$12,544.18	$119,795.75	$1,385,505.96
32	10/1/14	$1,385,505.96	$132,339.94	$11,545.88	$120,794.05	$1,264,711.91
33	11/1/14	$1,264,711.91	$132,339.94	$10,539.27	$121,800.67	$1,142,911.24
34	12/1/14	$1,142,911.24	$132,339.94	$9,524.26	$122,815.68	$1,020,095.56
35	1/1/15	$1,020,095.56	$132,339.94	$8,500.80	$123,839.14	$896,256.42
36	2/1/15	$896,256.42	$132,339.94	$7,468.80	$124,871.13	$771,385.29
37	3/1/15	$771,385.29	$132,339.94	$6,428.21	$125,911.72	$645,473.56
38	4/1/15	$645,473.56	$132,339.94	$5,378.95	$126,960.99	$518,512.57
39	5/1/15	$518,512.57	$132,339.94	$4,320.94	$128,019.00	$390,493.58
40	6/1/15	$390,493.58	$132,339.94	$3,254.11	$129,085.82	$261,407.75
41	7/1/15	$261,407.75	$132,339.94	$2,178.40	$130,161.54	$131,246.22
42	8/1/15	$131,246.22	$132,339.94	$1,093.72	$131,246.22	$(0.00)
Final	8/1/15	Final Payment	$175,000.00	$175,000.00	$0.00
		Totals	$4,495,198.07	$995,198.07	$3,500,000.00

Oxford Finance LLC
Amortization Table
Tranzyme AA04c

Start Date:	1/31/2012		Disclaimer:
Interest Rate:	10.00%		THIS IS A STANDARD AMORTIZATION
Term:	42	12IO + 30PI	SCHEDULE. IT IS NOT INTENDED TO BE
Payment:	$84,451.87		USED FOR PAYOFF PURPOSES.
Final Payment:	$111,675.12	5.00%
Amount:	2,233,502.38

PMT	Payment	Beginning	Monthly			Ending
No.	Date	Balance	Payment	Interest	Principal	Balance

	2/1/12	Interim Interest Due - Billed Seperately				$2,233,502.38
1	3/1/12	$2,233,502.38	$18,612.52	$18,612.52	$0.00	$2,233,502.38
2	4/1/12	$2,233,502.38	$18,612.52	$18,612.52	$0.00	$2,233,502.38
3	5/1/12	$2,233,502.38	$18,612.52	$18,612.52	$0.00	$2,233,502.38
4	6/1/12	$2,233,502.38	$18,612.52	$18,612.52	$0.00	$2,233,502.38
5	7/1/12	$2,233,502.38	$18,612.52	$18,612.52	$0.00	$2,233,502.38
6	8/1/12	$2,233,502.38	$18,612.52	$18,612.52	$0.00	$2,233,502.38
7	9/1/12	$2,233,502.38	$18,612.52	$18,612.52	$0.00	$2,233,502.38
8	10/1/12	$2,233,502.38	$18,612.52	$18,612.52	$0.00	$2,233,502.38
9	11/1/12	$2,233,502.38	$18,612.52	$18,612.52	$0.00	$2,233,502.38
10	12/1/12	$2,233,502.38	$18,612.52	$18,612.52	$0.00	$2,233,502.38
11	1/1/13	$2,233,502.38	$18,612.52	$18,612.52	$0.00	$2,233,502.38
12	2/1/13	$2,233,502.38	$18,612.52	$18,612.52	$0.00	$2,233,502.38
13	3/1/13	$2,233,502.38	$84,451.87	$18,612.52	$65,839.35	$2,167,663.03
14	4/1/13	$2,167,663.03	$84,451.87	$18,063.86	$66,388.02	$2,101,275.01
15	5/1/13	$2,101,275.01	$84,451.87	$17,510.63	$66,941.25	$2,034,333.76
16	6/1/13	$2,034,333.76	$84,451.87	$16,952.78	$67,499.09	$1,966,834.67
17	7/1/13	$1,966,834.67	$84,451.87	$16,390.29	$68,061.59	$1,898,773.08
18	8/1/13	$1,898,773.08	$84,451.87	$15,823.11	$68,628.77	$1,830,144.32
19	9/1/13	$1,830,144.32	$84,451.87	$15,251.20	$69,200.67	$1,760,943.64
20	10/1/13	$1,760,943.64	$84,451.87	$14,674.53	$69,777.34	$1,691,166.30
21	11/1/13	$1,691,166.30	$84,451.87	$14,093.05	$70,358.82	$1,620,807.48
22	12/1/13	$1,620,807.48	$84,451.87	$13,506.73	$70,945.15	$1,549,862.33
23	1/1/14	$1,549,862.33	$84,451.87	$12,915.52	$71,536.36	$1,478,325.98
24	2/1/14	$1,478,325.98	$84,451.87	$12,319.38	$72,132.49	$1,406,193.48
25	3/1/14	$1,406,193.48	$84,451.87	$11,718.28	$72,733.60	$1,333,459.89
26	4/1/14	$1,333,459.89	$84,451.87	$11,112.17	$73,339.71	$1,260,120.18
27	5/1/14	$1,260,120.18	$84,451.87	$10,501.00	$73,950.87	$1,186,169.31
28	6/1/14	$1,186,169.31	$84,451.87	$9,884.74	$74,567.13	$1,111,602.18
29	7/1/14	$1,111,602.18	$84,451.87	$9,263.35	$75,188.52	$1,036,413.65
30	8/1/14	$1,036,413.65	$84,451.87	$8,636.78	$75,815.09	$960,598.56
31	9/1/14	$960,598.56	$84,451.87	$8,004.99	$76,446.89	$884,151.67
32	10/1/14	$884,151.67	$84,451.87	$7,367.93	$77,083.94	$807,067.73
33	11/1/14	$807,067.73	$84,451.87	$6,725.56	$77,726.31	$729,341.42
34	12/1/14	$729,341.42	$84,451.87	$6,077.85	$78,374.03	$650,967.39
35	1/1/15	$650,967.39	$84,451.87	$5,424.73	$79,027.15	$571,940.24
36	2/1/15	$571,940.24	$84,451.87	$4,766.17	$79,685.71	$492,254.54
37	3/1/15	$492,254.54	$84,451.87	$4,102.12	$80,349.75	$411,904.78
38	4/1/15	$411,904.78	$84,451.87	$3,432.54	$81,019.33	$330,885.45
39	5/1/15	$330,885.45	$84,451.87	$2,757.38	$81,694.50	$249,190.95
40	6/1/15	$249,190.95	$84,451.87	$2,076.59	$82,375.28	$166,815.67
41	7/1/15	$166,815.67	$84,451.87	$1,390.13	$83,061.74	$83,753.93
42	8/1/15	$83,753.93	$84,451.87	$697.95	$83,753.93	$(0.00)
Final	8/1/15	Final Payment	$111,675.12	$111,675.12	$0.00
		Totals	$2,868,581.60	$635,079.22	$2,233,502.38

Horizon
Amortization Table
Tranzyme AA04

Start Date:	1/31/2012		Disclaimer:
Interest Rate:	10.00%		THIS IS A STANDARD AMORTIZATION
Term:	42	12IO + 30PI	SCHEDULE. IT IS NOT INTENDED TO BE
Payment:	$291,147.86		USED FOR PAYOFF PURPOSES.
Final Payment:	$385,000.00	5.00%
Amount:	7,700,000.00

PMT	Payment	Beginning	Monthly			Ending
No.	Date	Balance	Payment	Interest	Principal	Balance

	2/1/12	Interim Interest Due - Billed Seperately				$7,700,000.00
1	3/1/12	$7,700,000.00	$64,166.67	$64,166.67	$0.00	$7,700,000.00
2	4/1/12	$7,700,000.00	$64,166.67	$64,166.67	$0.00	$7,700,000.00
3	5/1/12	$7,700,000.00	$64,166.67	$64,166.67	$0.00	$7,700,000.00
4	6/1/12	$7,700,000.00	$64,166.67	$64,166.67	$0.00	$7,700,000.00
5	7/1/12	$7,700,000.00	$64,166.67	$64,166.67	$0.00	$7,700,000.00
6	8/1/12	$7,700,000.00	$64,166.67	$64,166.67	$0.00	$7,700,000.00
7	9/1/12	$7,700,000.00	$64,166.67	$64,166.67	$0.00	$7,700,000.00
8	10/1/12	$7,700,000.00	$64,166.67	$64,166.67	$0.00	$7,700,000.00
9	11/1/12	$7,700,000.00	$64,166.67	$64,166.67	$0.00	$7,700,000.00
10	12/1/12	$7,700,000.00	$64,166.67	$64,166.67	$0.00	$7,700,000.00
11	1/1/13	$7,700,000.00	$64,166.67	$64,166.67	$0.00	$7,700,000.00
12	2/1/13	$7,700,000.00	$64,166.67	$64,166.67	$0.00	$7,700,000.00
13	3/1/13	$7,700,000.00	$291,147.86	$64,166.67	$226,981.19	$7,473,018.81
14	4/1/13	$7,473,018.81	$291,147.86	$62,275.16	$228,872.70	$7,244,146.11
15	5/1/13	$7,244,146.11	$291,147.86	$60,367.88	$230,779.97	$7,013,366.13
16	6/1/13	$7,013,366.13	$291,147.86	$58,444.72	$232,703.14	$6,780,662.99
17	7/1/13	$6,780,662.99	$291,147.86	$56,505.52	$234,642.33	$6,546,020.66
18	8/1/13	$6,546,020.66	$291,147.86	$54,550.17	$236,597.69	$6,309,422.97
19	9/1/13	$6,309,422.97	$291,147.86	$52,578.52	$238,569.33	$6,070,853.64
20	10/1/13	$6,070,853.64	$291,147.86	$50,590.45	$240,557.41	$5,830,296.23
21	11/1/13	$5,830,296.23	$291,147.86	$48,585.80	$242,562.06	$5,587,734.17
22	12/1/13	$5,587,734.17	$291,147.86	$46,564.45	$244,583.41	$5,343,150.76
23	1/1/14	$5,343,150.76	$291,147.86	$44,526.26	$246,621.60	$5,096,529.16
24	2/1/14	$5,096,529.16	$291,147.86	$42,471.08	$248,676.78	$4,847,852.38
25	3/1/14	$4,847,852.38	$291,147.86	$40,398.77	$250,749.09	$4,597,103.29
26	4/1/14	$4,597,103.29	$291,147.86	$38,309.19	$252,838.66	$4,344,264.63
27	5/1/14	$4,344,264.63	$291,147.86	$36,202.21	$254,945.65	$4,089,318.97
28	6/1/14	$4,089,318.97	$291,147.86	$34,077.66	$257,070.20	$3,832,248.77
29	7/1/14	$3,832,248.77	$291,147.86	$31,935.41	$259,212.45	$3,573,036.32
30	8/1/14	$3,573,036.32	$291,147.86	$29,775.30	$261,372.56	$3,311,663.77
31	9/1/14	$3,311,663.77	$291,147.86	$27,597.20	$263,550.66	$3,048,113.11
32	10/1/14	$3,048,113.11	$291,147.86	$25,400.94	$265,746.92	$2,782,366.19
33	11/1/14	$2,782,366.19	$291,147.86	$23,186.38	$267,961.47	$2,514,404.72
34	12/1/14	$2,514,404.72	$291,147.86	$20,953.37	$270,194.49	$2,244,210.23
35	1/1/15	$2,244,210.23	$291,147.86	$18,701.75	$272,446.11	$1,971,764.13
36	2/1/15	$1,971,764.13	$291,147.86	$16,431.37	$274,716.49	$1,697,047.64
37	3/1/15	$1,697,047.64	$291,147.86	$14,142.06	$277,005.79	$1,420,041.84
38	4/1/15	$1,420,041.84	$291,147.86	$11,833.68	$279,314.18	$1,140,727.66
39	5/1/15	$1,140,727.66	$291,147.86	$9,506.06	$281,641.79	$859,085.87
40	6/1/15	$859,085.87	$291,147.86	$7,159.05	$283,988.81	$575,097.06
41	7/1/15	$575,097.06	$291,147.86	$4,792.48	$286,355.38	$288,741.68
42	8/1/15	$288,741.68	$291,147.86	$2,406.18	$288,741.68	$(0.00)
Final	8/1/15	Final Payment	$385,000.00	$385,000.00	$0.00
		Totals	$9,889,435.75	$2,189,435.75	$7,700,000.00